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                                                          Exhibit 10.(ii)(B)(12)

                      DIAGNOSTIC IMAGING SERVICES AGREEMENT
                                     BETWEEN
                                  MEDICON, INC.
                                       AND
                                   CHOICECARE



                  This Diagnostic Imaging Services Agreement (the "AGREEMENT") is entered into as of April 1, 1996 (the "EFFECTIVE DATE") by and between ChoiceCare Health Plans, Inc., an Ohio corporation ("CHOICECARE"), and Medicon, Inc. d/b/a MEDICON ("MEDICON"), an Illinois corporation.

                                    RECITALS

                  WHEREAS, ChoiceCare is a health maintenance organization and a third party administrator which is in the business of arranging for the provision of certain health care services to individuals who are beneficiaries of contracts issued by ChoiceCare or who are entitled to health care benefits under health plans which are maintained by employers, employee benefit plans, union trusts, insurers, government agencies and other payors for which ChoiceCare performs certain administrative duties;

                  WHEREAS, MEDICON is in the business of providing or arranging for diagnostic imaging services through radiology providers and providing radiology management services; and

                  WHEREAS, ChoiceCare and MEDICON have agreed to terminate the previous Diagnostic Imaging Services Agreement between them, upon terms and conditions agreeable to each, and to thereafter enter into a wholly new agreement relating to the provision of Imaging Services as defined below; and

                  WHEREAS, the parties to this Agreement desire to enter into an arrangement whereby MEDICON shall arrange for the provision of diagnostic imaging services for Members of ChoiceCare.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises recited herein, the parties, intending to be legally bound, agree as follows:



                             ARTICLE 1 - DEFINITIONS


                  For purposes of this Agreement, the following terms shall have the meanings specified.

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         1.1 CAPITATION PAYMENT. The amount per member per month paid by
ChoiceCare to MEDICON for diagnostic imaging services and related administrative services as defined in Exhibit C, "Compensation."

         1.2 COVERED SERVICES. Any health care service or supply for which benefits are available under the applicable Health Plan.

         1.3 Emergency. Unless otherwise defined in the applicable Health Plan, a condition which arises suddenly and unexpectedly and for which immediate care is necessary to prevent the death or serious impairment of the health of a Member or to treat severe pain.

         1.4 HEALTH PLAN. Any plan of health care benefits which is maintained by a Plan Sponsor for its own employees or members or for groups of employees or other groups and with respect to which ChoiceCare enters into an agreement or arrangement with such Plan Sponsor under which ChoiceCare develops, maintains and/or administers a network of Participating Providers to be used in connection with such plan of health care benefits. A Health Plan may be, but need not be, an HMO Plan, a POS Health Plan, a PPO Health Plan or an Other Payor Plan.

         1.5 HMO PLAN. A Health Plan which provides for enrollment in the ChoiceCare health maintenance organization.

         1.6 IMAGING SERVICES. The diagnostic imaging services set forth in "Program Design" of this Agreement, as amended from time to time, attached hereto as Exhibit A ("Program Design").

         1.7 MEMBER. Any individual who is eligible and enrolled for coverage under Health Plan is participating in this diagnostic imaging services program with MEDICON and who is eligible to receive Covered Services, regardless of whether or not any such individual is referred to in the Health Plan as a "Subscriber," "Enrollee," "Dependent," "Participant," "Insured," "Covered Person," "Member" or otherwise.

         1.8 OTHER PAYOR PLAN. A Health Plan under which an employer, insurer, government agency or other Plan Sponsor bears financial responsibility for the cost of Covered Services rendered to Members.

         1.9 PARTICIPATING PROVIDER. With respect to any Health Plan, any health care provider who or which agrees with ChoiceCare to render or arrange for services or supplies for which benefits are available under such Health Plan, to comply with the requirements of such Health Plan and to accept negotiated or other binding fees as payment in full for services covered under such Health Plan, whether individually or through a Group Practice Services Agreement.

         1.10 PARTICIPATING RADIOLOGY PROVIDER OR "PRP". A provider who has contracted with ChoiceCare to provide Imaging Services to Members.

         1.11 PLAN SPONSOR. An employer, employee benefit plan, union trust, health maintenance organization, insurer, government agency or other payor that is a sponsor of a Health Plan or otherwise is the party contracting with ChoiceCare for services with respect to a Health Plan.

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         1.12 POINT OF SERVICE ("POS") HEALTH PLAN. A Health Plan in which
Members have indemnity coverage for certain services if rendered by non-Participating Providers or by Participating Providers without a required referral, authorization, or notification.

         1.13 PREFERRED PROVIDER ORGANIZATION ("PPO") HEALTH PLAN. A Health Plan which does not require that the in-network benefits of such plan must be provided, managed or referred by a Primary Care Physician.

         1.14 PRIMARY CARE PHYSICIAN. With respect to any Health Plan, a Participating Provider who is a physician in the specialty of internal medicine, pediatrics, family medicine or general practice who (i) provides initial and primary care services to Members in such Health Plan, (ii) maintains the continuity of a Member's medical care and (iii) initiates and manages referrals to Participating Providers as required by the Health Plan.

         1.15 PRODUCT. A Health Plan design characterized by a particular combination of Covered Services, provider network and medical delivery system rules and marketed under a specific product name. ChoiceCare's current Products include, for example, the Primary Access, Select by ChoiceCare, Co-Choice and New Health.
Additional Products may be developed by ChoiceCare from time to time.


                              ARTICLE 2 - SERVICES

         2.1 PRP NETWORK. MEDICON and ChoiceCare will develop jointly ChoiceCare's network of PRPs for the delivery of Imaging Services (the "PRP Network"). ChoiceCare shall maintain final approval, however, of any network design.

         2.2 PRP NETWORK DEVELOPMENT. ChoiceCare shall enter into and maintain the agreements with the PRP Network. ChoiceCare shall ensure that the PRP Network provides adequate access for Members to receive Imaging Services in accordance with the provisions of this Agreement. With the consent of ChoiceCare, MEDICON may recommend limiting the number of PRPs in the PRP Network when adequate access for Members to Imaging Services has been assured. Changes to the composition or compensation of the PRP Network initiated by ChoiceCare which materially increase or decrease MEDICON's costs in fulfilling this Agreement shall prompt a renegotiation of the Capitation Payment. To provide MEDICON with information relevant to the payment of claims for Imaging Services, MEDICON shall have the right to obtain copies of the relevant portions of ChoiceCare provider agreements, provided, however, that MEDICON shall not have a right to those portions of the provider agreements which ChoiceCare considers proprietary. To the extent any such proprietary portion contains information which is relevant for MEDICON for the payment of claims for Imaging Services, ChoiceCare shall provide MEDICON with such relevant information, upon request.

         2.3 BILLING BY PROVIDERS. ChoiceCare shall require PRPs to submit claims for Imaging Services to ChoiceCare for forwarding to MEDICON on Health Care Financing Administration Form 1500, Uniform Billing Form (UB92), or in an equivalent form and manner. ChoiceCare shall require its PRPs to use best efforts to submit any such claim within thirty (30) days after the date of service, provided however that there be a mechanism whereby a PRP may submit a claim after such time if the PRP can demonstrate good cause for delay. Notwithstanding the above, in

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 no event shall MEDICON be responsible for or liable for any claim submitted to
ChoiceCare more than one hundred eighty (180) days after the date of service.

         2.4 QUALITY ASSESSMENT/UTILIZATION MANAGEMENT PROGRAM. MEDICON shall establish and implement a quality assessment/utilization management program for Imaging Services that meets National Committee on Quality Assurance ("NCQA") standards in consultation with ChoiceCare by August 1, 1996. MEDICON is responsible for submitting to ChoiceCare an annual quality plan for the 1996 calendar year by August 1, 1996. The annual quality plans for subsequent years,beginning with the quality plan for calendar year 1997, shall be developed and submitted to ChoiceCare during the first quarter of each calendar year such that it may be approved by ChoiceCare management and appropriate committee(s) by no later than March 31 of that year. A critical analysis of the previous year's annual quality plan will be reported to ChoiceCare by February 28 of each year beginning with the critical analysis for 1996. Quarterly progress updates will be presented by MEDICON to the Local Imaging Advisory Committee within 60 days of the quarter end beginning with a report due by August 31 for the second quarter of calendar year 1996. From time to time MEDICON may audit quality assurance data reported by PRPs to verify data accuracy. ChoiceCare will have the right to conduct office staff and provider satisfaction surveys of providers and their staff providing Imaging Services from time to time as frequently as quarterly and will report the results to MEDICON. MEDICON will cooperate with such surveys and will use its best efforts to achieve a satisfaction rating greater than 95%. After the initial term of this Agreement, a 95% satisfaction rating for MEDICON in such surveys shall be required and such requirement shall be included in the Service Standards and Reporting Requirements, as amended from time to time, incorporated into this Agreement fully by reference and attached hereto as Exhibit B (the "Service Standards and Reporting Requirements"), and such satisfaction rating shall be subject to certain incentive sharing arrangements if the satisfaction rating is less than 95%.

         2.5 SERVICE STANDARDS AND REPORTING REQUIREMENTS. In addition to MEDICON's other obligations under this Agreement, MEDICON shall perform in accordance with the Service Standards and Reporting Requirements. MEDICON will provide the reports required by the Service Standards and Reporting Requirements to show compliance with the performance standards set forth in the Service Standards and Reporting Requirements, and will provide the other reports required by the Service Standards and Reporting Requirements, monthly by the 15th day of the following month or quarterly within 45 days after the end of the previous calendar quarter, as specified in Service Standards and Reporting Requirements. MEDICON's performance will be evaluated quarterly to determine if it meets the standards set forth in the Service Standards and Reporting Requirements. MEDICON's performance will be subject to the incentive sharing arrangements described in Service Standards and Reporting Requirements. The settlement process associated with the incentive sharing arrangements will be conducted by ChoiceCare and MEDICON every six (6) months. The settlement of the incentive sharing will be determined no later than November 1, 1996 for the 6 months ending September 30, 1996, and no later than May 1, 1997 for the 6 months ending March 31, 1997.

         2.6 PROVIDER EDUCATION. By August 1, 1996, MEDICON will develop a detailed program and strategy to educate and service PRPs which meets ChoiceCare's approval. Implementation of the program and strategy will be a joint effort of ChoiceCare and MEDICON. MEDICON will comply with ChoiceCare's standards in its interactions with PRPs and their staff. In addition, MEDICON will provide medical director and program advisor support to the local Imaging Advisory Council. Areas to be addressed through provider education include program

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operations, report frequency and formats, assessments and quality improvement strategies, clinical indications for diagnostic imaging examinations, and strategies to educate PRPs regarding the cost-effective use of diagnostic imaging studies. Failure to satisfy the provisions of this Section 2.6 shall be considered a material breach of this Agreement.

         2.7 PROVIDER SERVICES. MEDICON shall maintain a toll-free telephone number for providers and PRPs to communicate with MEDICON regarding any matters related to the Imaging Services agreed to hereunder, which will be operated in accordance with the standards set forth in the Service Standards and Reporting Requirements.

         2.8 LICENSURE. MEDICON shall comply with all applicable local, state and federal laws relating to the performance of MEDICON's obligations hereunder during the term of this Agreement. ChoiceCare shall require that all PRPs and all employees of such PRPs maintain all required licenses and/or certifications during the term of their PRP agreement with ChoiceCare. In the course of fulfilling its obligations under Section 2.6 above, MEDICON will be responsible for the verification of PRPs and their employees compliance with all applicable licensure requirements. Failure to verify such compliance shall be a material breach of this Agreement.


                    ARTICLE 3 - PAYMENT AND CLAIMS PROCESSING

         3.1 COMPENSATION AND PAYMENT OF PROVIDERS. ChoiceCare shall pay MEDICON on a monthly basis the Capitation Payment set forth in Exhibit C. The obligation for ChoiceCare to make the Capitation Payments described herein shall commence upon the Effective Date specified in this Agreement. The monthly Capitation Payment shall be sent by ChoiceCare to MEDICON by electronic funds transfer on or before the 10th business day of each month. The payment shall be based on the number of Members for the current month. Any retroactive adjustments to the monthly payment based upon additions or deletions to ChoiceCare's member list shall be made within ninety (90) days of the date of payment.

                  New radiology technologies that are approved for use subsequent to the Effective Date of this Agreement may be added to the list of Imaging Services only upon the agreement of the parties and appropriate adjustments to the Capitation Payment.

                  The Capitation Payments made by ChoiceCare to MEDICON are to be held by MEDICON on ChoiceCare's behalf and used by MEDICON solely for payment due ChoiceCare's providers for Imaging Services rendered to Members under this Agreement. In the event MEDICON voluntarily commences a case under the Bankruptcy Code or an involuntary case is commenced against MEDICON under the Bankruptcy Code, MEDICON agrees that the Capitation Payments paid to it by ChoiceCare will not be included within MEDICON's estate within the meaning of the Bankruptcy Code.

                  MEDICON will be solely responsible for making all payments owed to (a) PRPs and (b) non-PRPs approved for payment in accordance with this Agreement. MEDICON will indemnify and hold ChoiceCare harmless against all claims, demands, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) that ChoiceCare may incur for payments due to providers for the provision to Members of Imaging Services during the term of this Agreement, or to collect amounts owed by MEDICON to providers during the term of this

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Agreement, except for services not covered under this Agreement and except for authorized coinsurance, deductibles and copayment amounts.

                  MEDICON will compensate PRPs and non-PRPs approved for payment, in accordance with this Agreement, the Program Design (as defined below), the Service Standards and Reporting Requirements, the Participating Provider's Agreement with ChoiceCare, and all applicable ChoiceCare Health Plans. The Program Design, as amended from time to time upon mutual agreement of the parties, is incorporated fully into this Agreement by reference and is attached hereto as Exhibit A (the "Program Design").

         3.2 ELIGIBILITY INFORMATION. ChoiceCare shall provide MEDICON no less frequently than monthly with Membership eligibility information on a product specific basis or any other basis required for MEDICON to perform its obligations under this Agreement in a format that is mutually agreeable to both parties.

         3.3 CLAIMS ADMINISTRATION. PRPs will submit claims to ChoiceCare for Imaging Services provided to Members in accordance with such providers agreements with ChoiceCare and ChoiceCare's procedures. ChoiceCare will process the claims internally to determine whether the Imaging Services provided are Covered Services. On a weekly basis, ChoiceCare will provide MEDICON with any information from its claims processing systems which is reasonably required for MEDICON to meet its claims processing obligations under this Agreement in a format that is mutually agreeable to the parties. Upon receipt of such information from ChoiceCare, MEDICON will process the claims for payment to Participating Providers for Covered Services in accordance with the Program Design and the Service Standards and Reporting Requirements.

                  ChoiceCare will handle all appeals of denial of payment for services provided to Members in accordance with ChoiceCare's agreements with Participating Providers and ChoiceCare's procedures as established from time to time. ChoiceCare will report the decisions on such appeals to MEDICON within a reasonable time thereafter. MEDICON will be bound by such determinations made by ChoiceCare on appeal, provided that any expenditures incurred by MEDICON as a result of ChoiceCare's decisions on such appeals are in accordance with the Program Design.

         3.4 IMAGING SERVICES REFERRALS. Except in the case of an Emergency or upon the joint authorization of MEDICON and ChoiceCare, ChoiceCare shall require Participating Providers to refer Members to PRPs for all Imaging Services. Except in the case of an Emergency or prior approval by ChoiceCare, ChoiceCare shall not approve payment of claims for Imaging Services that are submitted by non-Participating Providers or Participating Providers who are not PRPs. In no event shall MEDICON assume financial responsibility for the payment of such claims, except in the case of an Emergency or upon the joint authorization of MEDICON and ChoiceCare. Specific guidelines for administration of this provision are included in the Program Design.

         3.5 PARTICIPATING PROVIDER INFORMATION. ChoiceCare shall provide MEDICON with names and addresses of Participating Providers on a product specific basis or any other basis required for MEDICON to perform its obligations under this Agreement. Such provider records shall be updated by ChoiceCare on a monthly basis in a format that is mutually agreeable to both parties.

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         3.6 TREATMENT OF MEMBERS. MEDICON agrees to arrange for and approve
Covered Services to Members in at least the same manner, in accordance with the same standards, as offered to other patients. MEDICON agrees not to discriminate or permit providers to discriminate in the availability of treatment of Members or the delivery of services to Members, either in the quality, quantity or type of services rendered or in any other manner, on the basis of race, national origin, place of residence, handicap, religion, sex, marital status, sexual orientation, age, health status, need for services or source of payment.

         3.7 MEMBER BILLING PROHIBITION. MEDICON agrees that in no event, including but not limited to, non-payment by ChoiceCare, ChoiceCare's breach of this Agreement or ChoiceCare's insolvency, shall MEDICON bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member or persons acting on behalf of a Member for Covered Services except for authorized coinsurance, deductibles or copayment amounts. MEDICON further agrees that: (i) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Members and Plan Sponsors; (ii) this provision supersedes any oral or written agreement now existing or hereafter entered into between MEDICON and a Member or persons acting on a Member's behalf; and (iii) any amendments, modifications or changes to this Section 3.7 shall be effective no earlier than thirty (30) days after the Department of Insurance has received written notice of such proposed changes.


                            ARTICLE 4 - MASS MAILINGS

         In the event that the parties mutually agree to provide a written communication about the MEDICON diagnostic imaging program to Participating Providers or Members, MEDICON shall prepare a master copy of the text of the communication subject to ChoiceCare's sole approval. ChoiceCare shall reproduce and mail the communication at MEDICON's expense.


                        ARTICLE 5 - INSPECTION OF RECORDS

         MEDICON and ChoiceCare agree that all Member medical records shall be treated as confidential so as to comply with all applicable state, federal and local laws. ChoiceCare shall have the right upon request to inspect during normal business hours any accounting, administrative, and medical reports maintained by MEDICON pertaining to, among other things, ChoiceCare, PRPs, Participating Providers, Members and MEDICON's performance hereunder.


                       ARTICLE 6 - INSURANCE AND LIABILITY

         MEDICON shall at its own expense procure and maintain a policy of professional liability insurance as shall be necessary to insure it and its employees and agents against any claim or claims for damages arising by reason of personal injury or death occasioned, directly or indirectly, in connection with the performance of services hereunder. The limit of liability coverage shall not be less than one (1) million ($1,000,000) dollars per claims and three
(3) million ($3,000,000) dollars in the aggregate. Memorandum copies of such policies shall be made available and delivered to ChoiceCare upon request. MEDICON shall, and shall require its insurer to, provide

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ChoiceCare with at least fifteen (15) days' advance written notice of the cancellation of such policy or any material modification of such policy.

MEDICON shall use its best efforts to obtain, at no expense to ChoiceCare, errors and omissions ("E&O") insurance sufficient to cover MEDICON's potential liability. When such E&O insurance is obtained by MEDICON, memorandum copies of such policies shall be made available and delivered to ChoiceCare. MEDICON shall, and shall require its insurer to, provide ChoiceCare with at least fifteen (15) days' advance written notice of the cancellation of such policy or any material modification of such policy.


                        ARTICLE 7 - TERM AND TERMINATION

         7.1 TERM. This Agreement shall commence on April 1, 1996 (the "Effective Date"), and shall continue in effect until March 31, 1997, unless sooner terminated pursuant to this Agreement. Thereafter, this Agreement shall automatically renew for successive twelve (12) month periods subject to the termination provisions and all other terms and provisions specified in this Agreement.

         7.2 TERMINATION. During the initial term or any subsequent term, this Agreement may be terminated as follows:

                  (a) Mutual Agreement. This Agreement may be terminated at any time by mutual agreement in writing by ChoiceCare and MEDICON as of the date agreed to by the parties.

                  (b) Non-Renewal. If ChoiceCare provides written notice of its intent not to renew this Agreement any time at least sixty (60) days in advance of the end of the initial term (but no earlier than January 1, 1997) or any subsequent term, then this Agreement shall not be renewed and shall terminate upon the expiration of the initial term or any subsequent term, as applicable. If MEDICON provides written notice of its intent not to renew this Agreement any time at least ninety (90) days in advance of the end of the initial term or any subsequent term, then this Agreement shall not be renewed and shall terminate upon the expiration of the initial term or any subsequent term, as applicable.

                  (c) Termination for Cause. ChoiceCare and MEDICON shall have the right to terminate this Agreement for cause prior to the expiration of its term. Cause for termination shall include, without limitation, the following event(s) (referred to herein as "Default(s)"):

                  (i) Material breach of this Agreement by any party;

                  (ii) Failure of ChoiceCare to maintain licenses, certifications or accreditations required to operate in conformity with this Agreement or to comply with local, state or federal laws and regulations, excluding federal qualification;

                  (iii) Failure of MEDICON to maintain licenses, certifications or accreditations required to operate in conformity with or perform MEDICON's duties under this Agreement, or to comply with local, state or federal laws and regulations or ChoiceCare's policies and procedures;

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                  (iv) Failure of MEDICON to provide the reports required under this Agreement or by the Service Standards and Reporting Requirements;

                  (v) Failure of MEDICON to make payments to providers in the manner or at the times required by this Agreement, Exhibit C or the Service Standards and Reporting Requirements;

                  (vi) Failure by MEDICON to comply with any of the terms of the Earmarking Agreement (as defined below), including but not limited to the failure of MEDICON to make any additional payments to ChoiceCare required thereunder, or any attempt is made by MEDICON (other than as permitted by the Earmarking Agreement) or any third party to recover any payments made to ChoiceCare thereunder;

                  (vii) If either party becomes insolvent, takes any action or has any action taken against it to dissolve or liquidate, or files or has filed against it any proceeding in bankruptcy, reorganization, debt adjustment or receivership, or any assignment for the benefit of creditors;

                  (viii) A default with respect to any indebtedness of MEDICON for borrowed money, if the effect of such default is to accelerate the maturity of such debt;

                  (ix) The entry of a final judgment against MEDICON and the failure of MEDICON to discharge the judgment within ten (10) days of the entry thereof;

                  (x) Any material adverse change in the financial condition of MEDICON;

                  (xi) Any representation or warranty made by MEDICON to ChoiceCare is false or erroneous in any material respect; or

                  (xii) If during any six (6) month evaluation period under the Service Standards and Reporting Requirements MEDICON fails to comply with (a) any one of the performance standards for call abandonment, turnaround time for 90% of claims, and financial accuracy of claims payment, as set forth in the Service Standards and Reporting Requirements, or (b) more than one (1) of the other four (4) performance standards set forth in the Service Standards and Reporting Requirements.

                  If either party is in Default (other than a Default under Section 7.2 (c) (vii) above), the other party may give written notice of such default (the "Default Notice") to such defaulting party. If the defaulting party has not used good faith efforts to cure such breach or default within thirty
(30) days after the date of the Default Notice, or if good faith efforts have been demonstrated to the other party within such thirty (30) day period but such cure is not completed within sixty (60) days after the date of the Default Notice, the other party shall have the right by further written notice (the "Termination Notice") to terminate this Agreement as of any future date which is at least thirty (30) days after the Termination Notice was sent. This Agreement may be terminated immediately for a Default under Section 7.2 (c) (vii), at the non-defaulting party's option. If the existence of a continuing material breach is disputed by any party, that dispute shall be arbitrated as provided below. The demand for arbitration shall be made within ten (10) days after the receipt of the Termination Notice.

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         7.3 NO WAIVER. The waiver by any party of one or more Defaults on the part of another party shall not be construed to operate as a waiver of any subsequent Defaults.

         7.4 EFFECTS OF TERMINATION. Termination of this Agreement shall not affect the rights, obligations and liabilities of the parties arising out of transactions occurring prior to termination.

         (a) No Consents. Termination of this Agreement in accordance with this
Article 7 may be without the consent of or advance notice to any Participating Provider, PRP, Plan Sponsor, or Member.

         (b) Payments. In the event of the termination of this Agreement by any party, whether or not for cause, each party shall pay to the other any amounts due under this Agreement while it was in force and shall pay any amounts due under the Earmarking Agreement, subject to ChoiceCare's right to set off any amounts owed to providers against any amounts owed to MEDICON hereunder.

         (c) Extension. If this Agreement is terminated for any reason, whether for cause or for nonrenewal, ChoiceCare may elect, in its sole discretion, to extend this Agreement for up to three (3) additional months beyond the noticed termination date, giving ChoiceCare effectively six (6) months notice of a termination of this Agreement, which period is intended to serve as a transition period for ChoiceCare.

         7.5 LIQUIDATED DAMAGES. Upon MEDICON's breach of a material term of the Agreement, the Capitation Payment will be adjusted downward by fifteen (15) cents per member per month as liquidated damages. Adjustments under this Section
7.5 do not affect the Effective Program Cost (as defined in Exhibit C) for purposes of a renewal adjustment or calculation of Operating Margin (as defined in Exhibit C), but shall be applied monthly, beginning the 61st day from the date that the original notice was received by MEDICON and continuing until cure or termination, whichever occurs first.


                      ARTICLE 8 - MISCELLANEOUS PROVISIONS

         8.1 INDEPENDENT ENTITIES. None of the provisions of this Agreement are intended to create, nor shall any be construed to create, any relationship between parties other than that of independent entities contracting with each other hereunder solely to effectuate the provisions of the Agreement. Neither of the parties hereto nor any of their respective representatives or employees shall be construed to be the agent, employee or representative of the other.

         8.2 SYMBOLS AND TRADEMARKS. The parties reserve the right to control and use their names and all symbols, trademarks, or service marks presently existing or later established. Except as otherwise provided herein, no party shall use the other party's name, symbols, trademarks, or service marks, or such marks as such party has rights to, in advertising or promotional materials, or otherwise, without the prior written consent of such other party. Any use by a party, without the approval of the other party, of the name, symbols, trademarks, or service marks of such other party or of such marks as such other has rights to, shall cease immediately upon the earlier of written notice by such other party or termination of this Agreement.

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         8.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, successors and assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party; provided, however, that any reference to ChoiceCare shall include any successors in interest and that ChoiceCare may assign its duties, rights and interests under this Agreement in whole or in part to a ChoiceCare affiliate, or may delegate any and all of its duties in the ordinary course of business, provided that any party to which ChoiceCare delegates its duties shall have sufficient financial resources to fulfill ChoiceCare's obligations hereunder.

         8.4 SEVERABILITY. The invalidity or unenforceability of any terms or provisions of this Agreement shall not affect the validity or enforceability of any other terms or provisions.

         8.5 NOTICE. Except as specified otherwise in this Agreement, any notice required to be given pursuant to the terms and provisions of this Agreement shall be considered effective when received and shall be in writing and sent by either hand delivery or by certified mail, return receipt requested, to ChoiceCare at:

                           ChoiceCare Health Plans, Inc.
                           Grand Baldwin Building
                           655 Eden Park Drive
                           Cincinnati, Ohio 45202
                           ATTN: Larry Savage, Senior Vice President

         and to MEDICON at:

                           MEDICON, Inc.
                           40 Skokie Boulevard - Suite 500
                           Northbrook, Illinois  60062
                           ATTN:  General Counsel


         8.6 ARBITRATION. Any dispute arising with respect to this Agreement, including with respect to the performance or interpretation of this Agreement, shall be submitted to the chief executive officers of ChoiceCare and MEDICON. If ChoiceCare and MEDICON are unable to resolve such dispute, then to the extent permitted by law the matter in controversy shall be submitted for arbitration in accordance with the arbitration rules of the National Health Lawyers Association, within sixty (60) days after the last attempted resolution, except to the extent a shorter time period applies under Section 7.2 of this Agreement.

                  Any such arbitration shall be held in Cincinnati, Ohio. There shall be a panel of three (3) arbitrators, one chosen by ChoiceCare, one chosen by MEDICON, and a third selected by the two arbitrators. The parties expressly covenant and agree to be bound by the decision of the arbitrator as the final decision of the matter in dispute. Each party shall assume its own costs, including those costs associated with the arbitrator selected by that party, but the expense of the third arbitrator shall be shared equally by ChoiceCare and MEDICON. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. In any case, the arbitrator must agree to follow any federal and state laws applicable to the matter in controversy, the arbitrator may not assess punitive damages and the arbitrator shall have the ability to determine whether an issue is subject to arbitration. Unless the term of this Agreement has expired or this Agreement has otherwise been terminated, this Agreement shall continue while arbitration proceedings are pending.

         8.7 AMENDMENT. This Agreement may be amended by mutual agreement of the parties, and any such amendment shall be reduced to writing and signed by the parties in order to be effective.

         8.8 WAIVER. Waiver of any term, condition or breach of any provision of this Agreement shall not be deemed a waiver of the same or any other term, condition or a breach of the same or different provision.

         8.9 FORCE MAJEURE. ChoiceCare and MEDICON shall be excused, discharged and released from performance to the extent such performance is limited, delayed or prevented in whole or in part for any reason whatever not reasonably within the control of the affected party, including but not limited to any acts of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), or by any law, regulation, order, or other action by any authority; provided, however, that ChoiceCare shall have the right to terminate this Agreement by notice to MEDICON if MEDICON does not resume normal business operations within five (5) days of any such event. The foregoing shall not be considered to be a waiver of either party's obligations under this Agreement, and as soon as such occurrence or occurrences cease the party affected thereby shall promptly fulfill its obligations under this Agreement. MEDICON shall develop and maintain an adequate disaster recovery plan and provide such a plan to ChoiceCare upon request.

         8.10 HEADINGS AND CAPTIONS. The headings and captions used in this Agreement are for the convenience of the parties and shall not be used in the construction or interpretation of this Agreement.

         8.11 INTERPRETATION. The validity, enforceability and interpretation of any of the provisions of this Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

         8.12 ENTIRE AGREEMENT; EARMARKING LOAN AND LETTER AGREEMENT

                  The terms and conditions of the Earmarking Letter Agreement between the parties, dated March 12, 1996, the Special Purpose Loan document, dated March 12, 1996, and the agreements or notes referenced therein (collectively, the "Earmarking Agreement") are fully incorporated, by reference, into this Agreement.

                  All exhibits, schedules and attachments referred to herein are specifically and expressly incorporated herein by this reference, and any references thereto shall be construed as if the exhibits, schedules and attachments are set out herein in their entirety.

                  This Agreement together with the Earmarking Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. The Earmarking Agreement will remain in full force and effect without modification. This Agreement supersedes and replaces the terms of the Diagnostic Imaging Services Agreement for HMO executed by Midwest

Foundation Independent Physicians Association, dba ChoiceCare on January 26, 1995 and by Medicon, Inc. dba MEDICON on May 22, 1995 (the 1995 Agreement), which prior agreement is of no further force and effect except as necessary to fulfill provider payment obligations and for reference in calculating any settlement adjustments required by the 1995 Agreement or any prior agreement.


         IN WITNESS WHEREOF, the undersigned have agreed to the terms and conditions of this Agreement.

ChoiceCare Health Plans, Inc.          MEDICON, Inc.

By:   /s/  Larry D. Savage             By:   /s/  Brad Keller
    --------------------------------       ------------------
Title:   Sr. Vice President            Title:   Vice President, Client Services
      --------------------------------       ----------------------------------

                                    EXHIBIT A



                               CHOICECARE/MEDICON
                                 PROGRAM DESIGN
                                    (5/22/96)

CONTENTS

SECTION 1      COVERED SETTINGS
SECTION 2      COVERED PROCEDURE CODES AND PAYMENT METHODOLOGIES, BY
               SPECIALTY
SECTION 3      COVERED PROCEDURE CODE LIST
SECTION 4      PRECERTIFIED PROCEDURE CODES
SECTION 5      CLAIMS PAYMENT RESPONSIBILITY
SECTION 6      ASSESSMENT
SECTION 7      UTILIZATION MANAGEMENT
SECTION 8      QUALITY MANAGEMENT
SECTION 9      OPERATIONS

______________________________________________________________________SECTION 1

COVERED SETTINGS

I.       NETWORK PROVIDERS (HOSPITALS, FREESTANDING IMAGING CENTERS,
         RADIOLOGISTS)


         x        Elective Outpatient Diagnostic Imaging



II.      SELECTED NON-RADIOLOGY PROVIDERS (DIAGNOSTIC IMAGING PERFORMED IN
         OFFICE)

                  Infertility Specialists
         x        Obstetricians/Gynecologists
         x        Orthopedists
         x        Perinatologists
         x        Podiatrists
         x        Primary Care Physicians
         x        Pulmonologists
         x        Rheumatologists
         x        Urologists
         x        Urgent Care Center



SETTINGS NOT COVERED BY THE MEDICON PROGRAM

I.       NETWORK PROVIDERS (HOSPITALS, FREESTANDING IMAGING CENTERS,
         RADIOLOGISTS)

                  Preadmission Testing
                  23 Hour Observation
                  Ambulatory Surgery
                  Inpatient
                  Emergency Room

II.      NON-RADIOLOGY PROVIDERS

                  All non-radiology providers are excluded except for those listed above.

______________________________________________________________________SECTION 2


COVERED PROCEDURE CODES AND PAYMENT METHODOLOGIES, BY SPECIALTY

I.       INFERTILITY SPECIALISTS

         PAYMENT METHODOLOGY:               $86.00 per ultrasound for diagnostic
                                            infertility studies

                                            $107.50 per ultrasound for
                                            diagnostic infertility studies for
                                            Proctor & Gamble and General
                                            Electric employees only

         COVERED CODES:

                  74740             Hysterosalpingography
                  74742             Transcervical catheterization of fallopian
                                    tube
                  76775             Echography, retroperitoneal
                  76830             Transvaginal ultrasound
                  76856             Echo exam of pelvis, complete
                  76857             Echo exam of pelvis, limited
                  76948             Ultrasound guide for ova aspiration

         CLAIMS SUBMISSION:                 Contracted infertility specialists
                                            must submit a claim form and
                                            interpretation for an ultrasound,
                                            with an ICD-9 code indicating a
                                            diagnostic infertility study.
                                            Payment for subsequent studies for a
                                            given patient are considered covered
                                            by the flat fee. A copy of the
                                            interpretation is required for each
                                            ultrasound performed.

- - -------------------------------------------------------------------------------

II.      OBSTETRICIANS/GYNECOLOGISTS

         PAYMENT METHODOLOGY:               $150.00 flat fee per pregnancy
         for Obstetric Ultrasounds          $375.00 flat fee per high risk
                                            pregnancy

         COVERED CODES:

                  76805             OB ultrasound, complete
                  76810             OB ultrasound, complete multigestate
                  76815             OB ultrasound, limited
                  76816             OB ultrasound, follow-up (repeat)
                  76818             Fetal biophysical profile
                  76825             Fetal echocardiography
                  76826             Fetal echocardiography, follow-up study

                                      A-2a

______________________________________________________________________SECTION 2


                  76827             Doppler echocardiography, complete
                  76828             Doppler echocardiography, follow-up or
                                    repeat study

         CLAIMS SUBMISSION:                 Contracted obstetricians must submit
                                            a MEDICON logsheet for notification
                                            of pregnancy. A report or
                                            interpretation must be submitted for
                                            each ultrasound performed that the
                                            global payment covers.

         PAYMENT METHODOLOGY:               $150.00 per exam for gynecological
         FOR GYNECOLOGICAL ULTRASOUNDS      ultrasounds

         COVERED CODES:

                  76830             Transvaginal ultrasound
                  76856             Echo exam of pelvis, complete

         CLAIMS SUBMISSION:                 Contracted
                                            obstetrician/gynecologists must
                                            submit a claim form and
                                            interpretation for an ultrasound.
                                            Only one of the two CPT codes will
                                            be payable per given patient per 12
                                            month period, unless an exception is
                                            granted for reasons of medical
                                            necessity.

- - -------------------------------------------------------------------------------

III.     ORTHOPEDISTS

         PAYMENT METHODOLOGY:               $22.40 per office visit regardless
                                            of whether a diagnostic imaging exam
                                            is performed.

         COVERED CODES:

                  72010             Spine, complete survey
                  72020             Spine, 1VW, specific level
                  72040             Cervical spine, 2VW
                  72050             Cervical spine, 4+VW
                  72052             Cervical spine, w/ oblique & flexion
                  72069             Thoracolumbar spine, standing
                  72070             Thoracic spine, 2VW
                  72072             Thoracic spine, 2VW, w/ swim view
                  72074             Thoracic spine, 4+VW, w/ obliques
                  72080             Thoracolumbar spine, 2VW

                                      A-2b

______________________________________________________________________SECTION 2

                  72090             Scoliosis study, supine & erect
                  72100             Lumbosacral spine, AP & LAT
                  72110             Lumbosacral spine, complete, w/obliques
                  72114             Lumbosacral spine, complete, bending
                  72120             Lumbosacral spine, 4+VW, bending
                  72170             Pelvis, AP only
                  72190             Pelvis, 3+VW
                  72200             X-ray exam of sacroiliac joints
                  72202             X-ray exam of sacroiliac joints
                  72220             X-ray exam ot tailbone, 2+VW
                  73000             Clavicle, complete
                  73010             Scapula, completes
                  73020             Shoulder, 1VW
                  73030             Shoulder, complete, 2+VW
                  73050             Acromioclavivular joints, bilateral
                  73060             Humerus, 2+VW
                  73070             Elbow 2VW (AP & LAT)
                  73080             Elbow, complete, 3+VW
                  73090             Forearm 2VW (AP & LAT)
                  73092             Upper extremity, infant, 2+VW
                  73100             Wrist 2VW (AP & LAT)
                  73110             Wrist, complete, 3+VW
                  73120             Hand 2VW
                  73130             Hand 3+VW
                  73140             Finger(s), 2+VW
                  73500             Hip, unilateral 1VW
                  73510             Hip, unilateral 2+VW
                  73520             Hips, bilateral 2+VW w/AP pelvis
                  73540             Pelvis & Hips, infant 2+VW
                  73550             Femur 2VW (AP &LAT)
                  73560             Knee 2VW (AP & LAT)
                  73562             Knee w/obliques 3+VW
                  73564             Knee w/obliques, tunnel, patellar, standing
                  73565             Knees, both, stand, AP
                  73590             Tibia and Fibula AP & LAT
                  73592             Lower Extremity infant 2VW
                  73600             Ankle, 2VW (AP & LAT)
                  73610             Ankle, complete 3+VW
                  73620             Foot, 2VW (AP & LAT)
                  73630             Foot, complete, 3+VW
                  73650             Heel, 2+VW
                  73660             Toe(s) 2+VW

                                      A-2c

______________________________________________________________________SECTION 2

         CLAIMS SUBMISSION:                 Contracted orthopedists must submit
                                            a claim form with CPT code 99024 for
                                            notification of an office visit. A
                                            report or interpretation is not
                                            required for each diagnostic imaging
                                            exam as this was waived by
                                            ChoiceCare in the program design.

- - -------------------------------------------------------------------------------

IV.      PERINATOLOGISTS

         PAYMENT METHODOLOGY:               $185.00 per ultrasound for
                                            consultative ultrasound to determine
                                            high risk pregnancy status.
                                            In addition:
                                            $315.00 flat fee per pregnancy for
                                            any and all ultrasounds performed
                                            for treatment of high risk
                                            pregnancy.

                                            $500.00 per pregnancy maximum.

         COVERED CODES:

                  76805             OB ultrasound, complete
                  76810             OB ultrasound, complete multigestate
                  76815             OB ultrasound, limited
                  76816             OB ultrasound, follow-up (repeat)
                  76818             Fetal biophysical profile
                  76830             Transvaginal ultrasound

                  THE FOLLOWING COVERED CODES ARE PAID FEE-FOR-SERVICE IN ACCORDANCE WITH MEDICON'S FEE SCHEDULE.

                  76825             Fetal echocardiography
                  76826             Fetal echocardiography, follow-up study
                  76827             Doppler echocardiography, complete
                  76828             Doppler echocardiography, follow-up or
                                    repeat study

         CLAIMS SUBMISSION:                 Contracted perinatologists or
                                            (physicians deemed capable of
                                            providing perinatal care by
                                            ChoiceCare) must submit a claim form
                                            for notification of a pregnancy. A
                                            report or interpretation must be
                                            submitted for each ultrasound
                                            performed that the global payment
                                            covers.

                                      A-2d

______________________________________________________________________SECTION 2

V.       PODIATRISTS

         PAYMENT METHODOLOGY:               $18.00 per office visit regardless
                                            of whether a diagnostic imaging exam
                                            is performed.

         COVERED CODES:

                  73600             Ankle, 2VW (AP & LAT)
                  73610             Ankle, complete 3+VW
                  73620             Foot, 2VW (AP & LAT)
                  73630             Foot, complete, 3+VW
                  73650             Heel, 2+VW
                  73660             Toe(s) 2+VW

         CLAIMS SUBMISSION:                 Contracted podiatrists must submit a
                                            claim form with CPT code 99024 for
                                            notification of an office visit. A
                                            report or interpretation must be
                                            submitted to MEDICON for each
                                            diagnostic imaging exam performed
                                            that the global payment covers.

- - -------------------------------------------------------------------------------

VI.      PRIMARY CARE PHYSICIANS

         PAYMENT METHODOLOGY:               $.50 PMPM

         COVERED CODES:

                  71010             Spine, complete survey
                  71020             Spine, 1VW, specific level
                  71021             Chest, 2VW
                  71022             Chest, 2VW, w/oblique
                  71030             Chest, complete
                  71035             Chest, special views
                  71100             Ribs, unilateral, 2VW
                  71101             Ribs, unilateral, 3+VW
                  71110             Ribs, bilateral, 3 VW
                  71111             Ribs, bilateral, 4+VW
                  71120             Sternum, 2+VW
                  71130             Sternoclavicular joints, 3+VW
                  73000             Clavicle, complete
                  73010             Scapula, complete
                  73020             Shoulder, 1VW
                  73030             Shoulder, complete, 2+VW

                                      A-2e

______________________________________________________________________SECTION 2

                  73050             Acromioclavivular joints, bilateral
                  73060             Humerus, 2+VW
                  73070             Elbow 2VW (AP & LAT)
                  73080             Elbow, complete, 3+VW
                  73090             Forearm 2VW (AP & LAT)
                  73092             Upper extremity, infant, 2+VW
                  73100             Wrist 2VW (AP & LAT)
                  73110             Wrist, complete, 3+VW
                  73120             Hand 2VW
                  73130             Hand 3+VW
                  73140             Finger(s), 2+VW
                  73500             Hip, unilateral 1VW
                  73510             Hip, unilateral 2+VW
                  73520             Hips, bilateral 2+VW w/AP pelvis
                  73540             Pelvis & Hips, infant 2+VW
                  73550             Femur 2VW (AP &LAT)
                  73560             Knee 2VW (AP & LAT)
                  73562             Knee w/obliques 3+VW
                  73564             Knee w/obliques, tunnel, patellar, standing
                  73565             Knees, both, stand, AP
                  73590             Tibia and Fibula AP & LAT
                  73592             Lower Extremity infant 2VW
                  73600             Ankle, 2VW (AP & LAT)
                  73610             Ankle, complete 3+VW
                  73620             Foot, 2VW (AP & LAT)
                  73630             Foot, complete, 3+VW
                  73650             Heel, 2+VW
                  73660             Toe(s) 2+VW

         CLAIMS SUBMISSION:                 Contracted primary care physicians
                                            must submit a claim form and
                                            interpretation for each imaging
                                            exam.

         OVERREAD POLICY:                   Films must be overread by a network
                                            radiologist. To allow for
                                            appropriate billing, the primary
                                            care physician must supply the
                                            radiologist performing the overread
                                            with with ChoiceCare's name and the
                                            patient ID number. Medicon will pay
                                            the network radiologist directly
                                            $8.00 per study upon receipt of the
                                            radiology report and claim form.

                                      A-2f

______________________________________________________________________SECTION 2

VII.     PULMONOLOGISTS

         PAYMENT METHODOLOGY:               $32.00 flat fee per episode of care
                                            (60 day episode of care)

         COVERED CODES:

                  71010             Spine, complete survey
                  71020             Spine, 1VW, specific level
                  71021             Chest, 2VW
                  71022             Chest, 2VW, w/oblique
                  71030             Chest, complete
                  71035             Chest, special views

         CLAIMS SUBMISSION:                 Contracted pulmonologists must
                                            submit a claim form and
                                            interpretation for each imaging
                                            exam.

VIII.    RADIOLOGISTS, HOSPITALS AND FREESTANDING IMAGING CENTERS

         PAYMENT METHODOLOGY:               Intensity Adjusted Episode of Care
         EXCLUDING MAMMOGRAPHY              (60 day episode of care)
                                            Account funded at $3.20 pmpm

         Payout Schedule (effective April 1, 1996)
         -----------------------------------------
                  Month 1 40%                       Month 4  .67%
                  Month 2 10%                       Month 5  .67%
                  Month 3 48%                       Month 6  .68%

         Payout Schedule (effective upon 30 days written notice from ChoiceCare)

                  Month 1 70%
                  Month 2 20%
                  Month 3 10%

         PAYMENT METHODOLOGY:               $52.00 per exam for CPT code 76090
         FOR MAMMOGRAPHY                    $70.00 per exam for CPT code 76091
                                            $70.00 per exam for CPT code 76092
                                            $45.00 per exam for CPT code 76645

         COVERED CODES:                     See Section 3

         CLAIMS SUBMISSION:                 Contracted radiologists must submit
                                            a claim form and interpretation for
                                            each imaging exam.

- - -------------------------------------------------------------------------------

IX.      RHEUMATOLOGISTS

         PAYMENT METHODOLOGY:               $42.00 flat fee per episode of care
                                            (60 day)

                                      A-2g

______________________________________________________________________SECTION 2

         COVERED CODES:

                  72010             Spine, complete survey
                  72020             Spine, 1VW, specific level
                  72040             Cervical spine, 2VW
                  72050             Cervical spine, 4+VW
                  72052             Cervical spine, w/ oblique & flexion
                  72069             Thoracolumbar spine, standing
                  72070             Thoracic spine, 2VW
                  72072             Thoracic spine, 2VW, w/ swim view
                  72074             Thoracic spine, 4+VW, w/ obliques
                  72080             Thoracolumbar spine, 2VW
                  72090             Scoliosis study, supine & erect
                  72100             Lumbosacral spine, AP & LAT
                  72110             Lumbosacral spine, complete, w/obliques
                  72114             Lumbosacral spine, complete, bending
                  72120             Lumbosacral spine, 4+VW, bending
                  72170             Pelvis, AP only
                  72190             Pelvis, 3+VW
                  72200             X-ray exam of sacroiliac joints
                  72202             X-ray exam of sacroiliac joints
                  72220             X-ray exam ot tailbone, 2+VW
                  73000             Clavicle, complete
                  73010             Scapula, completes
                  73020             Shoulder, 1VW
                  73030             Shoulder, complete, 2+VW
                  73050             Acromioclavivular joints, bilateral
                  73060             Humerus, 2+VW
                  73070             Elbow 2VW (AP & LAT)
                  73080             Elbow, complete, 3+VW
                  73090             Forearm 2VW (AP & LAT)
                  73092             Upper extremity, infant, 2+VW
                  73100             Wrist 2VW (AP & LAT)
                  73110             Wrist, complete, 3+VW
                  73120             Hand 2VW
                  73130             Hand 3+VW
                  73140             Finger(s), 2+VW
                  73500             Hip, unilateral 1VW
                  73510             Hip, unilateral 2+VW
                  73520             Hips, bilateral 2+VW w/AP pelvis
                  73540             Pelvis & Hips, infant 2+VW
                  73550             Femur 2VW (AP &LAT)
                  73560             Knee 2VW (AP & LAT)
                  73562             Knee w/obliques 3+VW
                  73564             Knee w/obliques, tunnel, patellar, standing

                                      A-2h

______________________________________________________________________SECTION 2


                  73565             Knees, both, stand, AP
                  73590             Tibia and Fibula AP & LAT
                  73592             Lower Extremity infant 2VW
                  73600             Ankle, 2VW (AP & LAT)
                  73610             Ankle, complete 3+VW
                  73620             Foot, 2VW (AP & LAT)
                  73630             Foot, complete, 3+VW
                  73650             Heel, 2+VW
                  73660             Toe(s) 2+VW

         CLAIMS SUBMISSION:                 Contracted rheumatologists must
                                            submit a claim form and
                                            interpretation for each imaging
                                            exam.

X.       URGENT CARE CENTERS

         PAYMENT METHODOLOGY:               $6.00 per office visit regardless of
                                            whether any diagnostic imaging exam
                                            is performed

         COVERED CODES:

                  71010             Spine, complete survey
                  71020             Spine, 1VW, specific level
                  71021             Chest, 2VW
                  71022             Chest, 2VW, w/oblique
                  71030             Chest, complete
                  71035             Chest, special views
                  71100             Ribs, unilateral, 2VW
                  71101             Ribs, unilateral, 3+VW
                  71110             Ribs, bilateral, 3 VW
                  71111             Ribs, bilateral, 4+VW
                  71120             Sternum, 2+VW
                  71130             Sternoclavicular joints, 3+VW
                  73000             Clavicle, complete
                  73010             Scapula, complete
                  73020             Shoulder, 1VW
                  73030             Shoulder, complete, 2+VW
                  73050             Acromioclavivular joints, bilateral
                  73060             Humerus, 2+VW
                  73070             Elbow 2VW (AP & LAT)
                  73080             Elbow, complete, 3+VW
                  73090             Forearm 2VW (AP & LAT)
                  73092             Upper extremity, infant, 2+VW
                  73100             Wrist 2VW (AP & LAT)

                                      A-2i

______________________________________________________________________SECTION 2


                  73110             Wrist, complete, 3+VW
                  73120             Hand 2VW
                  73130             Hand 3+VW
                  73140             Finger(s), 2+VW
                  73500             Hip, unilateral 1VW
                  73510             Hip, unilateral 2+VW
                  73520             Hips, bilateral 2+VW w/AP pelvis
                  73540             Pelvis & Hips, infant 2+VW
                  73550             Femur 2VW (AP &LAT)
                  73560             Knee 2VW (AP & LAT)
                  73562             Knee w/obliques 3+VW
                  73564             Knee w/obliques, tunnel, patellar, standing
                  73565             Knees, both, stand, AP
                  73590             Tibia and Fibula AP & LAT
                  73592             Lower Extremity infant 2VW
                  73600             Ankle, 2VW (AP & LAT)
                  73610             Ankle, complete 3+VW
                  73620             Foot, 2VW (AP & LAT)
                  73630             Foot, complete, 3+VW
                  73650             Heel, 2+VW
                  73660             Toe(s) 2+VW


         CLAIMS SUBMISSION:                 Contracted urgent care centers must
                                            submit a claim form with CPT code
                                            99024 for notification of an office
                                            visit. A report or interpretation
                                            must be submitted for each
                                            diagnostic imaging exam.

- - -------------------------------------------------------------------------------

XI.      UROLOGISTS

         PAYMENT METHODOLOGY:               $93.00 per patient for ultrasounds

         FOR PROSTATE ULTRASOUNDS           performed either in conjunction with
                                            a prostate biopsy or for diagnostic
                                            purposes

         COVERED CODES:

                  76872             Echo exam of prostate
                  76942             Ultrasound guide for needle biopsy


         PAYMENT METHODOLOGY:               $45.00 per exam
         FOR BLADDER RESIDUAL ULTRASOUNDS

                                      A-2j

______________________________________________________________________SECTION 2


         COVERED CODES:

                  76775             Echo exam, retroperitoneal, limited
                  76857             Echo exam of pelvis, limited


         CLAIMS SUBMISSION:                 Contracted urologists must submit a
                                            claim form an interpretation for
                                            each imaging exam.

                                      A-2k

COVERED                      PROCEDURE DESCRIPTION                     SECTION 3
 CODE
                              DIAGNOSTIC RADIOLOGY
           HEAD AND NECK
70010      MYELOGRAPHY POST FOSSA S&I
70015      CISTERNOGRAPHY S&I
70030      EYE, DETECT FOREIGN BODY
70100      MANDIBLE 1-3VW
70110      MANDIBLE COMPL 4+VW
70120      MASTOIDS 1-2VW
70130      MASTOIDS COMPL 3+VW
70134      IAC'S WITH TOMOGRAPHY
70140      FACIAL BONES 1-2VW
70150      FACIAL BONES 3+VW
70160      NASAL BONES COMP 3+VW
70170      DACRYOCYSTOGRAPHY S&I
70190      OPTIC FORAMINA
70200      ORBITS COMPL 4+VW
70210      SINUS 1-2VW (WATERS)
70220      SINUS PARANASAL COMP 3+VW
70240      SELLA TURCICA
70250      SKULL 1-3VW W/WO STEREO
70260      SKULL COMPL 4+VW W/WO STEREO
70300      TEETH 1VW
70310      TEETH PARTIAL MOUTH
70320      TEETH FULL MOUTH
70328      TMJ UNI W/TOMOGRAM
70330      TMJ BIL W/TOMOGRAM
70332      ARTHROGRAPHY TMJ S&I
70336      MRI TMJ
70350      CEPHALOGRAPHY, ORTHODONTIC
70355      ORTHOPANTOGRAPHY
70360      NECK SOFT TISSUE
70370      PHARYNX/LARYNX W/FLUORO
70371      PHARYNX, VIDEO SPEECH EVALUATION
70373      LARYNGOGRAPHY S&I
70380      SALIVARY GLAND
70390      SIALOGRAPHY S&I
70450      CT HEAD/BRAIN WO
70460      CT HEAD/BRAIN W
70470      CT HEAD/BRAIN W/WO
70480      CT ORBIT SELLA WO
70481      CT ORBIT SELLA W
70482      CT ORBIT SELLA W/WO
70486      CT FACIAL/SINUS WO
70487      CT FACIAL/SINUS W
70488      CT FACIAL/SINUS W/WO

70490      CT NECK SOFT TISSUE WO
70491      CT NECK SOFT TISSUE W
70492      CT NECK SOFT TISSUE W/WO
70540      MRI ORBIT, FACE & NECK
70541      MRA, HEAD &/NECK W/WO
70551      MRI BRAIN WO
70552      MRI BRAIN W
70553      MRI BRAIN W & WO

           CHEST
71010      CHEST 1VW FRONTAL
71015      CHEST 1VW FRONTAL STEREO
71020      CHEST PAL 2VW
71021      CHEST 2VW W/APICAL LORDOT
71022      CHEST 2VW W/OBLIQUES
71023      CHEST 2VW FR&LAT W/FLUORO
71030      CHEST 4+VW
71034      CHEST 4+VW W/FLUORO
71035      CHEST SPECIAL VIEWS, DECUB-BUCKY
71036      NEEDLE BIOPSY INTRATHORACIC FLUORO LOC S&I
71038      TRANSBRONCHIAL BIOPSY FLUORO LOCALIZATION
71040      BRONCHOGRAPHY UNI S&I
71060      BRONCHOGRAPHY BIL S&I
71090      PACEMAKER INSERT W/FLUORO S&I
71100      RIBS UNI 2VW
71101      RIBS UNI W/AP CHEST 3VW
71110      RIBS BIL 3VW
71111      RIBS BIL W/AP CHEST 4+VW
71120      STERNUM
71130      STERNOCLAVICULAR JOINTS
71250      CT CHEST/THORAX WO
71260      CT CHEST/THORAX W
71270      CT CHEST/THORAX W/WO
71550      MRI CHEST
71555      MRA, CHEST (EXCL MYOCARDIUM) W/WO

           SPINE AND PELVIS
72010      SPINE COMPLETE SURVEY
72020      SPINE 1VW, SPECIFIC LEVEL
72040      CERVICAL SPINE 2VW
72050      CERVICAL SPINE 4+VW
72052      CERVICAL SPINE W/OBL&FLEX
72069      THORACOLUMBR SPINE STANDING
72070      THORACIC SPINE 2VW
72072      THORACIC SPINE W/OBL 3VW
72074      THORACIC SPINE 4VW
72080      THORACOLUMBR SPINE 2VW
72090      SCOLIOSIS STUDY 3+VW

72100      LUMBOSACRAL SPINE 2+VW
72110      LUMBOSACRAL SPINE W/OBL
72114      LUMBOSACRAL SPINE W/FLEX
72120      LUMBOSACRAL SPINE 4+BENDING VW
72125      CT CERVICAL SPINE WO
72126      CT CERVICAL SPINE W
72127      CT CERVICAL SPINE W/WO
72128      CT THORACIC SPINE WO
72129      CT THORACIC SPINE W
72130      CT THORACIC SPINE W/WO
72131      CT LUMBAR SPINE WO
72132      CT LUMBAR SPINE W
72133      CT LUMBAR SPINE W/WO
72141      MRI CERVICAL SPINE WO
72142      MRI CERVICAL SPINE W
72146      MRI THORACIC SPINE WO
72147      MRI THORACIC SPINE W
72148      MRI LUMBAR SPINE WO
72149      MRI LUMBAR SPINE W
72156      MRI CERVICAL SPINE W & WO
72157      MRI THORACIC SPINE W & WO
72158      MRI LUMBAR SPINE W & WO
72159      MRA, SPINAL CANAL & CONTENTS W/WO
72170      PELVIS AP ONLY
72190      PELVIS 3+VW
72192      CT PELVIS WO
72193      CT PELVIS W
72194      CT PELVIS W/WO
72196      MRI PELVIS
72198      MRA, PELVIS W/WO
72200      SI JOINTS 1-2VW
72202      SI JOINTS 3+VW
72220      SACRUM/COCCYX 1-2VW
72240      MYELOGRAPHY CERVICAL S&I
72255      MYELOGRAPHY THORACIC S&I
72265      MYELOGRAPHY LUMBROSACRAL S&I
72270      MYELOGRAPHY SPINAL CANAL S&I
72285      DISKOGRAPHY CERVICAL S&I
72295      DISKOGRAPHY LUMBAR S&I

           UPPER EXTREMITIES
73000      CLAVICLE
73010      SCAPULA
73020      SHOULDER 1VW
73030      SHOULDER 2+VW
73040      ARTHROGRAPHY SHOULDER S&I

73050      AC JOINTS BIL
73060      HUMERUS 2+VW
73070      ELBOW 2VW
73080      ELBOW 3+VW
73085      ARTHROGRAPHY ELBOW S&I
73090      FOREARM 2VW
73092      UPPER EXT INFANT 2+VW
73100      WRIST 2VW
73110      WRIST 3+VW
73115      ARTHROGRAPHY WRIST S&I
73120      HAND 2VW
73130      HAND 3+VW
73140      FINGER(S) 2+VW
73200      CT UPPER EXTREMITY WO
73201      CT UPPER EXTREMITY W
73202      CT UPPER EXTREMITY W/WO
73220      MRI UPPER EXTREMITY
73221      MRI UPPER EXTREMITY JOINT
73225      MRA, UPPER EXTREMITY W/WO

           LOWER EXTREMITIES
73500      HIP UNI 1VW
73510      HIP UNI 2+VW
73520      HIPS BIL 2+VW W/AP PELVIS
73525      ARTHROGRAPHY HIP S&I
73530      X-RAY EXAM OF HIP
73540      PELVIS & HIPS INFANT 2+VW
73550      FEMUR 2VW
73560      KNEE 2VW
73562      KNEE W/OBL 3+VW
73564      KNEE W/OBL&TUN &/PATELLAR &/STANDING
73565      KNEES BOTH STANDING A/P
73580      ARTHROGRAPHY KNEE S&I
73590      TIBIA/FIBULA
73592      LOWER EXTREM INFANT 2+VW
73600      ANKLE 2VW
73610      ANKLE 3+VW
73615      ARTHROGRAPHY ANKLE S&I
73620      FOOT 2VW
73630      FOOT 3+VW
73650      HEEL 2+VW
73660      TOE(S) 2+VW
73700      CT LOWER EXTREMITY WO
73701      CT LOWER EXTREMITY W
73702      CT LOWER EXTREMITY W/WO
73720      MRI LOWER EXTREMITY
73721      MRI LOWER EXTREMITY JOINT
73725      MRA, LOWER EXTREMITY W/WO

           ABDOMEN
74000      ABDOMEN 1VW (KUB)
74010      ABDOMEN W/OBL&CONE VWS
74020      ABDOMEN W/DECUB &/ERECT
74022      ABDOMEN ACUTE W/CHEST
74150      CT ABDOMEN WO
74160      CT ABDOMEN W
74170      CT ABDOMEN W/WO
74181      MRI ABDOMEN
74185      MRA, ABDOMEN W/WO
74190      PERITONEOGRAM, S&I

           GASTROENTEROLOGY TRACT
74210      PHARYNX &/CERVICAL ESOPHAGUS
74220      ESOPHAGUS/BARIUM SWALLOW
74230      ESOPHAGUS SWALLOW W/CINE
74235      ESOPHAGUS FOREIGN BODY LOCALIZATION W/FLUORO
74240      UGI
74241      UGI W/KUB
74245      UGI W/SMALL BOWEL
74246      UGI W/AIR CONTRAST
74247      UGI W/AIR CONTRAST W/KUB
74249      UGI W/AIR W/SMALL BOWEL F/U
74250      SMALL BOWEL SERIES
74251      SMALL BOWEL SERIES, VIA ENTEROCLYSIS TUBE
74260      DUODENOGRAPHY, HYPOTONIC
74270      BARIUM ENEMA (LGI)
74280      BARIUM ENEMA (LGI) W/AIR
74283      CONTRAST X-RAY EXAM OF COLON
74290      GALLBLADDER ORAL CHOLECYSTOGRAPHY
74291      GALLBLADDER 2ND DAY
74300      CHOLANGIOGRAPHY DURING SURGERY
74301      CHOLANGIOGRAPHY, ADDITIONAL SET
74305      CHOLANGIOGRAPHY, POST OP
74320      CHOLANGIOGRAPHY TRANSHEPATIC S&I
74327      X-RAY FOR BILE STONE REMOVAL S&I
74328      ENDOCATH BILIARY DUCT FLUORO S&I
74329      ENDOCATH PANCEATIC DUCT FLUORO S&I
74330      ENDOCATH BILIARY&PANCEATIC DUCTS S&I
74340      X-RAY GUIDE FOR LONG GI TUBE
74350      X-RAY GUIDE, GASTROSTOMY TUBE S&I
74355      X-RAY GUIDE, INTESTINAL TUBE S&I
74360      X-RAY GUIDE, INTRALUMINAL DILATION S&I
74363      X-RAY GUIDE, BIL DUCT STRICTURE DILATION

           URINARY TRACT
74400      IVP (UROGRAM)

74405      IVP (UROGRAPHY) W/CONTRAST
74410      IVP (UROGRAPHY) W/INFUSION
74415      IVP (UROGRAPHY) W/TOMOGRAPHY
74420      UROGRAPHY RETROGRADE
74425      UROGRAPHY ANTEGRADE S&I
74430      CYSTOGRAPHY S&I
74440      VASO/VESICULO/EPIDIDYMOGRAPHY S&I
74445      CORPORA CAVERNOSOGRAPHY S&I
74450      CYSTOGRAPHY RETROGRADE S&I
74455      CYSTOGRAPHY VOIDING S&I
74470      RENAL CYST STUDY S&I
74475      INTRODUCTION OF CATHETER RENAL PELVIS S&I
74480      INTRODUCTION OF CATHETER URETER PELVIS S&I
74485      DILATION NEPHROSTOMY/URETERS/URETHRA S&I

           GYNECOLOGY AND OBSTETRICS
74710      PELVIMETRY
74740      HYSTEROSALPING S&I
74742      TRANSCREVICAL CATHIZATION,  FALLOPIAN TUBE S&I
74775      PERINEOGRAPHY, VAGINOGRAPHY

           CARDIAC MRI
75552      MRI MYOCARDIUM
75553      MRI MYOCARDIUM WITH CONTRAST
75554      MRI CARDIAC FUNCTION, W/WO MORPHOLOGY
75555      MRI CARDIAC FUNCTION, W/WO MORPH, LTD
75556      MRI CARDIAC VELOCITY FLOW MAPPING

           AORTA AND ARTERIES
75600      AORTOGRAPHY THORACIC WO/SERIAL S&I
75605      AORTOGRAPHY THORACIC SERIALOGRAPHY S&I
75625      AORTOGRAPHY ABDOMEN TRANS-LUMBAR SERIAL S&I
75630      AORTOGRAPHY ABDOMEN BI-ILIO SERIAL S&I
75650      ANGIOGRAPHY CERVICOCEREBRAL S&I
75658      ANGIOGRAPHY BRACHIAL RETRO S&I
75660      ANGIOGRAPHY X/CARTIOD CEREBRAL UNI S&I
75662      ANGIOGRAPHY X/CARTIOD CEREBRAL BIL S&I
75665      ANGIOGRAPHY CARTIOD CEREBRAL UNI S&I
75671      ANGIOGRAPHY CARTIOD CEREBRAL BIL S&I
75676      ANGIOGRAPHY CARTIOD CERVICAL UNI S&I
75680      ANGIOGRAPHY CARTIOD CERVICAL BIL S&I
75685      ANGIOGRAPHY VERTEBRAL S&I
75705      ANGIOGRAPHY SPINAL S&I
75710      ANGIOGRAPHY EXTREMITY UNI S&I
75716      ANGIOGRAPHY EXTREMITY BIL S&I
75722      ANGIOGRAPHY RENAL UNI S&I
75724      ANGIOGRAPHY RENAL BIL S&I
75726      ANGIOGRAPHY VISCERAL S&I

75731      ANGIOGRAPHY ADRENAL UNI S&I
75733      ANGIOGRAPHY ADRENAL BIL S&I
75736      ANGIOGRAPHY PELVIC S&I
75741      ANGIOGRAPHY PULMONARY UNI S&I
75743      ANGIOGRAPHY PULMONARY BIL S&I
75746      ANGIOGRAPHY PULMONARY NON/SELECTIVE S&I
75756      ANGIOGRAPHY INTERNAL MAMMARY S&I
75774      ANGIOGRAPHY SELECTIVE EACH ADD'L VESSEL S&I
75790      ANGIOGRAPHY ARTERIOVENOUS SHUNT S&I

           VEINS AND LYMPHATICS
75801      LYMPHANGIOGRAPHY EXTREMITY UNI S&I
75803      LYMPHANGIOGRAPHY EXTREMITY BIL S&I
75805      LYMPHANGIOGRAPHY PELVIS/ABDOMEN UNI S&I
75807      LYMPHANGIOGRAPHY PELVIS/ABDOMEN BIL S&I
75809      SHUNTOGRAM (LEVEEN SHUNT) S&I
75810      SPLENOPORTOGRAPHY S&I
75820      VENOGRAPHY EXTREMITY UNI S&I
75822      VENOGRAPHY EXTREMITY BIL S&I
75825      VENOGRAPHY CAVAL INF W/SERIAL S&I
75827      VENOGRAPHY CAVAL SUP W/SERIAL S&I
75831      VENOGRAPHY RENAL UNI S&I
75833      VENOGRAPHY RENAL BIL S&I
75840      VENOGRAPHY ADRENAL UNI S&I
75842      VENOGRAPHY ADRENAL BIL S&I
75860      VENOGRAPHY SINUS/JUGULR S&I
75870      VENOGRAPHY SAGITTAL SINUS S&I
75872      VENOGRAPHY EPIDURAL S&I
75880      VENOGRAPHY ORBITAL S&I
75885      PERCUTANEOUS TRANSHEPATIC W/HEMO S&I
75887      PERCUTANEOUS TRANSHEPATIC WO/HEMO S&I
75889      HEPATIC VENOGRAPHY W/HEMO S&I
75891      HEPATIC VENOGRAPHY WO/HEMO S&I
75893      VENOUS SAMPLING WO/ANGIOGRAPHY

           TRANSCATHETER AND BIOPSY
75894      TRANSCATHETER THERAPY EMBOLIZATION S&I
75896      TRANSCATHETER THERAPY INFUSION S&I
75898      TRANSCATHETER ANGIOGRAM F/U STUDY
75940      PERCUTANEOUS PLACE IVC FILTER S&I
75960      TRANSCATHETER INTRODUCTION S&I
75961      TRANSCATHETER RETRIEVAL S&I
75962      TRANSLUM ANGIOPLASTY PERIPHERAL ARTERY S&I
75964      TRANSLUM ANGIOPLASTY ADD'L PERIPH ART S&I
75966      TRANSLUM ANGIOPLASTY VISCERAL ART S&I
75968      TRANSLUM ANGIOPLASTY ADD'L VISCERAL ART S&I
75970      TRANSCATHETER BIOPSY S&I
75978      TRANSLUMINAL ANGIOPLASTY, VENOUS S&I

75980      TRANSHEPATIC BILIARY DRAINAGE S&I
75982      PLACE DRAINAGE CATHETER S&I
75984      DRAINAGE CATHETER CHANGE S&I
75989      ABSCESS DRAINAGE GUIDANCE S&I

           TRANSLUMINAL ATHERECTOMY
75992      TRANSLUM ATHERCTOMY, PERIPH ART S&I
75993      TRANSLUM ATHERCTOMY, ADDL PERIPH S&I
75994      TRANSLUM ATHERCTOMY, RENAL ART S&I
75995      TRANSLUM ATHERCTOMY, VICERAL ART S&I
75996      TRANSLUM ATHERCTOMY, ADD'L VICERAL S&I

           MISCELLANEOUS
76000      FLUOROSCOPY
76001      FLUOROSCOPY, PHYSICIAN ASSIST
76003      FLUOROSCOPY, NEEDLE LOCATION
76010      FB LOCALIZATION NOSE-TO-RECTUM, CHILD
76020      BONE AGE STUDY
76040      BONE LENGTH, ORTHOROENTGENO/SCANOGRAM
76061      BONE (OSSEOUS) SURVEY LTD
76062      BONE (OSSEOUS) SURVEY COMPLETE
76065      BONE SURVEY INFANT
76066      JOINT SURVEY 1+JOINTS 1VW
76070      CT BONE DENSITY STUDY
76080      FISTULA/SINUS STUDY S&I
76086      MAMMO DUCTOGRAM 1DUCT S&I
76088      MAMMO DUCTOGRAM 2+DCT S&I
76090      MAMMOGRAPHY UNILATERAL
76091      MAMMOGRAPHY BILATERAL
76092      MAMMOGRAPHY BILATERAL (SCREENING)
76096      BREAST MASS LOCALIZATION PREOP
76098      BREAST SURGICAL SPECIMEN
76100      TOMOGRAPHY BODY SECTION 1PLANE
76101      LAMINOGRAGRAPHY UNILATERAL
76102      LAMINOGRAPHY BILATTERAL
76120      CINERADIOGRAPHY, NON-INCLUDED
76125      CINERADIOGRAPHY W/ROUTINE EXAM
76140      CONSULTION ON X-RAY EXAM
76150      XERORADIOGRAPHY
76350      SUBTRACTION W/CONT STUDY
76355      CT GUIDE STERIOTACTIC LOCALIZATION
76360      CT NEEDLE BIOPSY GUIDE S&I
76365      CT CYST ASPIRATION GUIDE S&I
76375      CT 3-D RECONSTRUCTION
76380      CT 3D RECON LTD/LOCAL F/U
76400      MRI BONE MARROW BLOOD
76499      UNLISTED DIAGNOSTIC EXAM

                          DIAGNOSTIC ULTRASOUND
           HEAD AND NECK
76506      US BRAIN B-SCAN
76511      US EYE, A-SCAN
76512      US EYE, B-SCAN
76513      US EYE, WATER BATH
76516      US EYE, A-SCAN BIOMETRY
76519      US EYE, W/LENS POWER CALCULATION
76529      US EYE, FOREIGN BODY LOCALIZATION
76536      US NECK SOFT TISSUE

           CHEST
76604      US CHEST
76645      US BREAST(S)

           ABDOMEN AND RETROPERITONEUM
76700      US ABDOMEN COMPLETE
76705      US ABDOMEN LTD (1 ORGAN)
76770      US RETROPERITONEAL RENAL
76775      US RETROPERI (RENAL) LTD
76778      US KIDNEY TRANSPLANT

           SPINAL CANAL
76800      US SPINAL CANAL & CONTENTS

           PELVIS
76805      US OB COMPLETE - I
76810      US OB MULTI GESTATE - II
76815      US OB LTD
76816      US OB FOLLOW-UP/2ND
76818      US FETAL BIOPHYSICAL PROFILE
76825      US FETAL HEART
76826      US FETAL HEART, F/U
76827      US DOPPLER FETAL HEART
76828      US DOPPLER FETAL HEART, F/U
76830      US TRANSVAGINAL
76856      US PELVIS NON-OB
76857      US PELVIS NON-OB LTD/FU

           GENITALIA
76870      US TESTICULAR MASS
76872      US PROSTATE TRANSRECTAL

           EXTREMITIES
76880      US EXTREMITY NON-VASCULAR

           ULTRASONIC GUIDANCE PROCEDURES
76930      USG PERICARDIOCENTES S&I
76932      USG ENDOMYOCARD BIO S&I
76934      USG THORACENTESIS S&I

76938      USG CYST/RENAL PELVIS ASPIRATION S&I
76942      USG NEEDLE BIOPSY S&I
76946      USG AMNIOCENTESIS S&I
76948      USG OVA ASPIRATION S&I

           MISCELLANEOUS
76970      US REPEAT
76975      US GASTROINTESTINAL ENDOSCOPIC, S&I
76986      US DURING SURGERY
76999      UNLISTED US PROCEDURE

                             NUCLEAR MEDICINE
           ENDOCRINE
78000      THYROID UPTAKE 6 HOUR DETERMINATION
78001      THYROID UPTAKE MULTI DETERMINATION
78003      THYROID UPTAKE STIM/SUPPRESS/DISCHARGE
78006      THYROID SCAN 6 HR UPTAKE
78007      THYROID SCAN 6&4 HR
78010      THYROID SCAN
78011      THYROID SCAN VASCULAR FLOW
78015      THYROID CARCINOMA LIMITED AREA
78016      THYROID CARCINOMA ADD'L AREAS
78017      THYROID CARCINOMA MULTIPLE AREAS
78018      THYROID CARCINOMA WHOLE BODY
78070      PARATHYROID IMAGING
78075      ADRENAL, CORTEX/MEDULLA
78099      UNLISTED ENDOCRINE EXAM

           HEMATOPOIETIC, RETICULOENDOTHELIAL AND LYMPHATIC
           SYSTEM
78102      BONE MARROW SCAN LIMITED AREA
78103      BONE MARROW SCAN MULTIPLE AREAS
78104      BONE MARROW SCAN WHOLE BODY
78110      PLASMA VOLUME 1 SAMPLE
78111      PLASMA VOLUME MULTI SAMPLE
78120      RED CELL VOL 1 SAMPLE
78121      RED CELL VOL MULTI SAMPLE
78122      WHOLE BLOOD VOLUME DETERMINATION
78130      RED CELL SURVIVAL STUDY
78135      RED CELL SURVIVAL DIFF'L ORGAN/TISSUE
78140      LABELED RED CELL SEQUESTRATION
78160      PLASMA RADIOIRON DISAPPEARANCE RATE
78162      RADIOIRON ORAL ABSORPTION

78170      RADIOIRON RED CELL UTILIZATION
78172      CHELATABLE IRON ESTIMATE
78185      SPLEEN SCAN W/WO VASCULAR FLOW
78190      PLATELET SURVIVAL KINETICS
78191      PLATELET SURVIVAL STUDY
78195      LYMPHATICS & LYMPH GLANDS
78199      UNLISTED NM HEMO/RETICULO/LYMPHATIC

           GASTROENTEROLOGY SYSTEM
78201      LIVER SCAN
78202      LIVER SCAN W/VASCULAR FLO
78205      LIVER SCAN (SPECT)
78215      LIVER & SPLEEN SCAN
78216      LIVER & SPLEEN W/VASC FLO
78220      LIVER FUNCTION STUDY
78223      HEPATOBILIARY SCAN
78230      SALIVARY GLAND SCAN
78231      SALIVARY-PARTOID SERIAL
78232      SALIVARY GLAND FUNCTION STUDY
78258      ESOPHAGEAL MOTILITY
78261      GASTRIC MUCOSA SCAN
78262      GASTROESOPHAGEAL REFLUX
78264      GASTRIC EMPTYING STUDY
78270      VIT B-12 W/O INTRINSIC FACTOR
78271      VIT B-12 WITH INTRINSIC FACTOR
78272      VIT B-12 W/WO INTRINSIC FACTOR
78278      GI ACUTE BLOOD LOSS SCAN
78282      GI PROTEIN LOSS
78290      BOWEL SCAN
78291      PERITONEAL-VENOUS SHUNT PATENCY
78299      UNLISTED NM GI PROCEDURE

           MUSKULOSKELETAL SYSTEM
78300      BONE SCAN LIMITED AREA
78305      BONE SCAN MULTIPLE AREAS
78306      BONE SCAN WHOLE BODY
78315      BONE SCAN 3 PHASE STUDY
78320      BONE SCAN TOMO SPECT
78399      UNLISTED NM MUSCULOSKELETAL

           CARDIOVASCULAR SYSTEM
78414      CENTRAL C-V HEMODYNAMICS
78428      CARDIAC SHUNT DETECTION
78445      VASCULAR FLOW STUDY
78455      VENOUS THROMBOSIS STUDY
78457      VENOUS THROMBOSIS SCAN UNILATERAL
78458      VENOUS THROMBOSIS SCAN BILATERAL
78460      THALLIUM RESTING ONLY

78461      THALLIUM STRESS
78464      THALLIUM RESTING W/TOMO
78465      THALLIUM STRESS W/TOMO
78466      MYOCARD INFARCT AVID QUAL
78468      MYOCARD INFARCT AVID 1PAS
78469      MYOCARD INFARCT AVID W/CT
78472      MUGA GATED EQUILIBRIUM WMS+EJECT FRACTION
78473      MUGA GATED EQUILIBRIUM WMS+EJECT FRACTION MULTI
78478      MYOCARDIAL PERFUSION STUDY
78480      MUGA 1PS WMS+EJECT FRACTION
78481      CARDIAC BLOOD POOL IMAGE, 1PS WMS+EJECT FRAC
78483      CARDIAC BLOOD POOL IMAGE, WMS+EJECT FRAC MULTIPLE
78499      UNLISTED NM CARDIOVASCULAR

           RESPIRATORY SYSTEM
78580      PULMONARY PERFUSION PARTICLE
78584      PULMONARY PERFUSION PART W/VENT 1BREATH
78585      PULMONARY PERFUSION PART REBREATH+WASHOUT
78586      PULMONARY VENT AEROSOL 1PROJECTION
78587      PULMONARY VENT AEROSOL MULTIPLE PROJECTIONS
78591      PULMONARY VENT GAS 1BRE 1PROJECTION
78593      PULMONARY VENT GAS REBREATH+WASHOUT
78594      PULMONARY VENT GAS M/BREATH M/PROJECTIONS
78596      VENTILATION/PERFUSION STUDY
78599      UNLISTD NM RESPIRATORY

           NERVOUS SYSTEM
78600      BRAIN SCAN LTD STATIC
78601      BRAIN SCAN LTD W/VASCULAR FLOW
78605      BRAIN SCAN COMPLETE STUDY
78606      BRAIN SCAN VASCULAR FLOW
78607      BRAIN SCAN TOMOGRAPHIC (SPECT)
78610      BRAIN SCAN VASC FLOW ONLY
78615      CEREBRAL BLOOD FLOW
78630      CSF FLOW CISTERNOGRAPHY
78635      CSF FLOW VENTRICULOGRAPHY
78645      CSF FLOW SHUNT EVALUATION
78650      CSF LEAKAGE DETECTION & LOCALIZATION
78652      CSF LEAK DETECTION, TOMOGRAPHIC
78655      RADIONUCLIDE ID OF EYE TUMOR
78660      RADIONUCLIDE DACRYOCYSTOGRAPHY
78699      UNLISTED NM NERVOUS SYSTEM

           GENITOURINARY SYSTEM
78700      KIDNEY SCAN STATIC

78701      KIDNEY SCAN W/VASCULAR FLOW
78704      KIDNEY SCAN W/FUNCTION STUDY
78707      KIDNEY SCAN W/FLOW&FUNCTION STUDY
78710      KIDNEY SCAN (SPECT)
78715      KIDNEY VASCULAR FLOW ONLY
78725      KIDNEY FUNCTION STUDY
78726      KIDNEY FUNCTION STUDY W/PHARMACY
78727      KIDNEY TRANSPLANT EVALUATION
78730      URINARY BLADDER RESIDUAL
78740      URETERAL REFLUX STUDY
78760      TESTICULAR SCAN
78761      TESTICULAR W/VASCULAR FLOW
78799      UNLISTED NM GENITOURINARY

           MISCELLANEOUS
78800      GALLIUM SCAN TUMOR LIMITED AREA
78801      GALLIUM SCAN TUMOR MULTIPLE AREAS
78802      GALLIUM SCAN TUMOR WHOLE BODY
78803      TUMOR LOCALIZATION (SPECT)
78805      GALLIUM SCAN ABSCESS LIMITED AREA
78806      GALLIUM SCAN ABSCESS WHOLE BODY
78807      RADIONUCLIDE ABCESS LOCALIZATION, SPECT
78890      GEN AUTO DATA INTERPRETATION SIMPLE
78891      GEN AUTO DATA INTERPRETATION COMPLEX
78990      DIAGNOSTIC RADIONUCLIDE(S)
78999      UNLISTED NM MISCELLANEOUS

           Shaded code indicates precertification required

COVERED CODE               PROCEDURE DESCRIPTION                       SECTION 4

70541            MRA, HEAD &/NECK W/WO
71555            MRA, CHEST (EXCL MYOCARDIUM) W/WO
72159            MRA, SPINAL CANAL & CONTENTS W/WO
72198            MRA, PELVIS W/WO
73225            MRA, UPPER EXTREMITY W/WO
73725            MRA, LOWER EXTREMITY W/WO
74185            MRA, ABDOMEN W/WO
75552            MRI MYOCARDIUM
75553            MRI MYOCARDIUM WITH CONTRAST
75554            MRI CARDIAC FUNCTION, W/WO MORPHOLOGY
75555            MRI CARDIAC FUNCTION, W/WO MORPH, LTD
75556            MRI CARDIAC VELOCITY FLOW MAPPING

                                                                       SECTION 5

CLAIMS PAYMENT RESPONSIBILITY

The following grid outlines the claims payment responsibilities for MEDICON and ChoiceCare for the covered settings and services defined in this Program Design (Exhibit A).

Product                    PRPs*                      Non-PRPs**

HMO                        MEDICON                    ChoiceCare***
POS                        MEDICON                    MEDICON

*PRPs are participating providers contracted with ChoiceCare.
**Non-PRPs are providers not contracted with ChoiceCare.
***Unless prior approval was obtained in accordance with Section 3.4 of the Agreement.

                                                                       SECTION 6

ASSESSMENT PROCESS

                              INITIAL ASSESSMENT

MASS MAILING

A. Application Packets will be mailed to designated providers by MEDICON.

The packets will consist of:

- - -    INSTRUCTION FORM for submission of information.
- - -    PROVIDER INFORMATION FORM requesting general information about provider.
- - -    ASSESSMENT CHECKLIST that focuses on fundamental patient safety, radiation safety, and policies and procedures related to quality diagnostic imaging.
- - -    IMAGING EQUIPMENT AND PERSONNEL FORMS requesting specific information.

B. MEDICON will require a computer download of all providers on the mailing list (organized by provider group or site, if possible). The requested mailing list should be the one utilized for the master assessment letter mailing.

C. Providers will be requested to return the completed Application Packet or to return the post card to MEDICON within 2 weeks of receipt of packet.

D. New ChoiceCare providers may request Applications Forms for participation in the diagnostic imaging program at any time. All requests for applications should be made through MEDICON's customer service department.

DOCUMENT ASSESSMENT

All providers requesting participation in a diagnostic imaging program must complete the document assessment process.

Providers will be assessed based on the information provided in the completed assessment checklist. The focus of the assessment will center around member safety to include standards of general and radiation safety and identifying standards for quality diagnostic imaging.

Checklist information and requested documentation will be reviewed for compliance with standards.


                                      A-6a

                                                                       SECTION 6

STANDARD REQUIREMENTS FOR PARTICIPATION:

All diagnostic imaging providers applying to participate in the imaging program must provide a copy of the standard imaging report that will be utilized by their practice. The report must include the following criteria.

      Clinical Information                Demographic Information
      a. EXAMINATION ORDERED              a. DATE OF SERVICE
      b. INDICATION                       b. PATIENT NAME
      c. FINDINGS                         c. PROVIDER NAME
      d. IMPRESSION                       d. REFERRING PHYSICIAN NAME
      e. RECOMMENDATIONS (IF APPLICABLE)  e. RADIOLOGIST NAME
                                          f. DATE OF BIRTH/AGE
                                          g. SEX/GENDER

- - -   Preventive maintenance and Calibration or Electrical Check , which ever is applicable, should be performed on all diagnostic imaging equipment according to the manufacturer's recommendations or state requirements.

- - -   Copy of current registration/certification for all technologists who perform diagnostic imaging for your practice.

- - -   Provide a copy of state registration for radiation emitting equipment.

- - -   Provide a copy of the Quality Assurance/Quality Management Program in place.

- - -   Other requirements may be applicable.

NON-COMPLIANT STATUS

   1. Providers who do not meet the requirements at the time of submission of Application Packet will be allowed 2 weeks to submit to MEDICON documentation supporting compliance.

   NOTE: In order to meet the deadline, proof of a scheduled PM/Calibration or Electrical Check should be submitted to MEDICON in lieu of actual documentation, until which time the document supporting compliance can be submitted.

   2. Providers who do not specify on the assessment checklist that fundamental standards for QUALITY IMAGING and RADIATION SAFETY are in place will be candidates for a site assessment. Providers who do not specify that standards for PATIENT SAFETY are in place will be sent resource materials to assist in compliance. A corrective action plan may be required from providers documenting intentions of implementation of standard(s). If MEDICON is not in receipt of the requested corrective action plan within a two week timeframe, ChoiceCare will be notified and will make the determination as to what action should be taken.


                                      A-6b

                                                                       SECTION 6


   3. A site assessment may be required based upon the criteria listed below.

CRITERIA FOR SITE ASSESSMENT

NETWORK PROVIDER SITES (Hospitals and Freestanding Imaging Centers participating in a CDIP) All network provider sites, not JCAHO accredited, will require an on site assessment. All participating diagnostic imaging providers must submit a completed Application Packet. As well, freestanding mammography centers are required to meet criteria established by the ACR and FDA in order to participate as a network provider. MEDICON will work with ChoiceCare to cooperate with further requests for Assessment as it relates to NCQA and Medicare guidelines.

IN-OFFICE PROVIDERS OF PLAIN FILM RADIOGRAPHY

The Medical Assessment Department suggest that a site assessment be performed under the following conditions:

- - -  When the operators of radiation emitting equipment have not specified on the assessment checklist that policies and procedures which meet standards for quality diagnostic imaging and radiation safety are in place.

- - -  When a provider does not employ certified personnel to operate the radiation emitting equipment. This includes offices in which physicians are operating the equipment themselves.

- - - A provider has been identified by ChoiceCare as deficient in providing quality diagnostic imaging and/or patient safety.

- - -  When requested by ChoiceCare.

FILM REVIEW

- - -  A 10 Exam Film Review will be performed by the Medical Assessment Specialist, during the site assessment, for each imager that performs diagnostic imaging at the provider site. This review is based on standards for diagnostic imaging and technical quality. If the imaging personnel does not pass the film review, the MAS will offer to conduct a quality improvement inservice.

- - -  30 days following a quality improvement inservice, a second film review will be required. The films for review will be submitted to MEDICON for evaluation and returned to the physicians' office within 5 business days following the review. If the imaging personnel does not meet standards at this time, the physicians' office will be placed in the non-compliant status and ChoiceCare will be notified.

PROVIDERS OF ULTRASOUND IMAGING

OB/GYN and Urology providers will not routinely require a site assessment. However, these provider's must meet the document assessment requirements. ChoiceCare may request that site assessments be performed at these specialty sites.


                                      A-6c

                                                                       SECTION 6

A 10 exam film review will be conducted on all NON-REGISTERED ultrasound imaging personnel by MEDICON's Medical Assessment Department. All films for review will be submitted to MEDICON, with a projected one week turn around time for the return of the films to the provider. A call to the imager will be made by the reviewing MAS to discuss the film review findings. The film review report will be provided with the films. If an imager fails the first film review they will be given the opportunity to submit a second set of films for review that demonstrate the improvements. MEDICON will offer to provide a quality improvement inservice, where applicable.

PROVIDER STATUS REPORT

ChoiceCare will be provided with an updated report to identify providers' status in the following areas:

- - - SAFETY COMPLIANT: The provider meets requirements for participation and has specified that policies and procedures which meet standards for safety are in place.

- - - QUALITY COMPLIANT: The provider has specified that standards for quality diagnostic imaging are in place.

- - - NON-COMPLIANT(Safety and/or Imaging Quality) : The provider does not meet standards and or does not meet requirements for participation.

- - -  ON-SITE NEEDED: Dependent upon mutually agreed upon criteria.

- - - TOTAL COMPLIANCE: Providers that are both Safety and Quality compliant and meets all requirements for participation.

- - - MISSING INFORMATION: Requested Assessment information that has not been submitted.


                                      A-6d

                                                                       SECTION 6

                                  REASSESSMENT

Reassessment of offices/facilities occurs every two years from the date of implementation.

The following criteria will be used in determining the information that will be reviewed during the reassessment process:

A.    DOCUMENT ASSESSMENT

      All offices/facilities will be required to submit the following information in order to continue participating in a diagnostic imaging program.

      1. Preventive Maintenance Information. Current copies of calibration/ preventive maintenance for each piece of imaging equipment.

      2. Technologist Information. Current copies of technologist certification/ registration for each individual performing imaging procedures.

      3. Physician Information. Current list of participating physician's within the practice.

      4. Provider Information Forms. Complete address, tax identification, telephone number and office manager/contact name.

      5. Completion of an Assessment Checklist, attached to this Exhibit A as Attachment A-1.

B.    SITE VISIT

      Offices/facilities will require a "Site Visit" for the following:

      1. Quality issues identified by ChoiceCare - when significant issues exist whereby safety is jeopardized in general patient and imaging areas Also, when deficiencies in quality diagnostic imaging have been reported.

      2. Any providers who had a serious quality issue identified during the initial site assessment and had to comply with a corrective action plan.

C.    FILM REVIEW

   - Only for reviews which were originally identified as having passed with borderline results on the initial film review.

   - When a new employee who is not certified is performing diagnostic imaging at a provider site.


                                      A-6e

                                                                       SECTION 7

UTILIZATION MANAGEMENT

GOAL

The goal of MEDICON's Utilization Management Plan is to reduce inappropriate diagnostic imaging utilization through positive interactions with network radiologists and ordering physicians. Through the precertification of specified diagnostic imaging examinations and by sharing outcome-based results with network physicians, MEDICON works to modify physicians' ordering practices through education, and promote cost-efficient quality patient care.

OBJECTIVES

In order to meet the goal of cost-efficient, quality patient care, MEDICON's Utilization Management Plan encompasses the following objectives:

   - Ensure the timely dissemination of standard and accurate reports to all clients, providers, and ordering physicians.

   - Develop meaningful measurement tools which are structured in analysis, and supported by data.

   - Identify physician ordering patterns through the establishment of best practice measures, and use criteria-driven physician profiles to help reduce the number of inappropriate exams related to specific disease management patterns.

   - Formulate action plans specific to our client's needs and focus on the management of all diagnostic imaging services.

   - Provide a framework for data analysis and interpretation that shall be made available to all providers of diagnostic imaging services.

   - Create educational tools that improve the flow of information to medical professionals who order and perform diagnostic imaging, and ensure the quality and efficiency of patient care.

SCOPE

MEDICON's Utilization Management Plan is the foundation for analysis and reporting to all clients, network providers, and ordering physicians associated with the MEDICON program.

METHODS OF REVIEW

PRECERTIFICATION

Through the application of standardized criteria, a sequential three-level review process is employed to prospectively review specific diagnostic imaging examinations. This process includes initial review by a Referral Associate, secondary review by a Precertification Nurse, and final


                                      A-7a

                                                                       SECTION 7

review, if necessary, by a Precertification Program's Medical Director. A determination to certify the requested examination may be made at any one of the three stages.

RETROSPECTIVE REVIEW

Retrospective analysis of diagnostic imaging examination data is performed to identify opportunities for improvement in utilization trends. Utilization management information is made available to all network radiology providers, network physicians, and ChoiceCare at different frequencies during the year.

The following reports will be distributed at either the end of the each calendar quarter or year, depending upon frequency, and all information contained therein is subject to a 60 day lag for the processing of claims and/or radiology reports.

   -  QUARTERLY NETWORK RADIOLOGIST REPORTS

      These reports are designed to provide the network radiologists with an overview of their utilization activity for any given quarter. By demonstrating utilization data organized by individual providers as compared to the utilization trends of other network providers, each facility will gain an understanding of how they rank amongst their peers. To aid the radiologist in reducing inappropriate referral patterns, MEDICON will identify those indications for which radiologists are performing multiple exams per patient, the total number of exams performed per each indication, the varying modalities used to treat the particular indication, and an overview of the highest volume referring physicians.

   -  QUARTERLY CHOICECARE REPORT

      Utilization management data will be made available to ChoiceCare on a quarterly basis. Each report will include a year-to-date utilization analysis, a summary of the top 20 procedures performed, the top 20 indications for which imaging tests were performed, and the corresponding negativity percentages for both. In an effort to provide the most cumulative data possible, all reports will identify the top 10 procedures performed in conjunction with the top 20 cited indications, as well as an overview of the diagnostic imaging activity recorded by the top five providers within each network. By incorporating this report, it is MEDICON's goal to allow ChoiceCare the ability to identify those trends and/or patterns of treatment deemed worthy of monitoring, and develop guidelines to improve the ordering patterns of network physicians and reduce inappropriate utilization.

   -  SEMI-ANNUAL PRIMARY CARE PHYSICIAN REPORTS

      Semi-annual reports will be issued to specific primary care physicians. Because we believe that physicians are the key to change, semi-annual reports will be issued to specific non-radiologists, and/or non-radiology practices ordering 30 or more imaging studies per reporting period. In keeping with our disease management approach, these reports will outline the total number of imaging studies ordered by indication, the per patient imaging rate associated with that indication, and how that physician's rates compare to those of his/her peers of the same specialty. As supporting documentation, an exam detail report is also included, which defines every patient, procedure, indication, outcome, and date of service attributable to all imaging studies ordered by the reporting physician.


                                      A-7b

                                                                       SECTION 7

   -  QUARTERLY PROVIDER RADIOLOGY REPORT COMPLIANCE SUMMARY

      To ensure data integrity, MEDICON's Clinical Information Department is expanding it's reporting capabilities to include a compliance report detailing the percentage of radiology reports received by MEDICON from it's providers. MEDICON's data is only as good as what it receives, and reporting purely from claims driven data does not allow for the type of analysis that centers on disease management, and proper utilization management controls. Each report will indicate the total number of claims received by month during the quarter, the total number of radiology reports received during that same quarter, and the corresponding percentage of compliance. For those claims received without radiology reports, and for those radiology reports that are received without claims, an exam log is included that lists the member name, date of service, and procedure. MEDICON perceives anything less than 85% compliance to be unacceptable, and payments may be withheld in an effort to obtain the appropriate information.


UTILIZATION MANAGEMENT TOOLS

MEDICON's utilization management activity draws from other tools in addition to disease management and utilization analysis. In particular, the Clinical Information Department works with other areas of MEDICON to develop educational tools and disseminate them amongst network physicians, as to provide current information on diagnostic imaging studies and promote quality patient care. These tools include the following:

   -  LOCAL IMAGING ADVISORY COUNCILS

      Each client shall establish a Local Imaging Advisory Council which shall meet ten times during the initial term of the Agreement and six times per year thereafter and consist of both radiologists and non-radiologists from the local medical community. This group is responsible for the development of strategies to educate physicians on appropriate utilization, to develop quality standards for diagnostic imaging, to review and adopt clinical practice guidelines, to review and compare local utilization patterns to national utilization patterns, to provide recommendations for program changes, and evaluate and integrate recommendations from the MEDICON National Imaging Advisory Council. As partner to the Local Imaging Advisory Council, MEDICON will provide analyses and data presentations as required. These reports will be specifically designed to work in conjunction with MEDICON's Physician Education Programs.

   -  PHYSICIAN EDUCATION PROGRAMS

      MEDICON employs an educational data-driven approach to modify physicians' diagnostic imaging ordering practices. The primary vehicle for carrying out this initiative is the Physician Education Module. These initiatives focus on the Primary Care Physician, as well as the Radiologist who should be recognized as an imaging consultant to all referring physicians.

      The purpose of this program is:

            - To identify physicians demonstrating a strong reliance on the use of diagnostic imaging with regards to a particular indication.


                                      A-7c

                                                                       SECTION 7

            - To alert those physicians identified that their utilization frequency is above that of their peers.

            - To educate physicians on the type, frequency, and value of particular diagnostic imaging studies with regards to the treatment of a specific indication.

            -  To reduce inappropriate diagnostic imaging utilization.

            - To provide the referring physician community with the most current information available in the medical literature.

      The strategy of this program is based upon the theory that Primary Care Physicians believe that they are in fact providing the best quality and up to date treatment that is available. However, if notified otherwise and provided with the appropriate literature and documentation the Primary Care Physicians will almost invariably self-correct patterns of inappropriate utilization.

      Combining this approach with a tracking system to monitor practical effect on overall and individual utilization patterns will be non-intrusive, enlightening and effective.

      Upon approval from ChoiceCare, MEDICON will define the parameters of the program (i.e. indications, appropriate patterns of treatment, supporting literature, etc.) and the Clinical Information Department will perform an analysis identifying all physicians to be targeted for the initiative. These physicians will then be contacted by letter which will include a summarization of their general ordering habits, the efficacy of ordering diagnostic imaging studies for that particular indication, the current treatment patterns for that indication as demonstrated in the latest medical literature. Approximately 6 months following the completion of this initiative, MEDICON will re-analyze the data to quantify its impact on an individual physician basis. Continuing patterns of inappropriate utilization will be identified and shared with the client's medical leadership.

   -  AD HOC REPORTING CAPABILITIES AND PROGRAMS

      To provide our clients with the most complete data and remain as flexible as possible in meeting our client's needs, MEDICON provides ad hoc reports to our clients on a regularly scheduled basis. Four special analyses are provided for each client per year. These analyses should be structured to reflect the issues centered within the Local Imaging Advisory Council, and the Physician Education Program. The number of reports will be monitored by the number of hours associated with the production of each report, and should extra analyses be requested by the client, they may be obtained at an additional cost.


                                      A-7d

                                                                       SECTION 7

All of MEDICON's reports, individual consultations, educational programs, and written materials are used to support diagnostic imaging providers in their role as consultants and to encourage physicians to consider alternative ordering practices. The success of MEDICON's diagnostic imaging networks depends upon this collaboration of imaging providers and referring physicians to reduce inappropriate diagnostic imaging utilization.


                                      A-7e

                                                                       SECTION 8


QUALITY MANAGEMENT

INTRODUCTION

The MEDICON Quality Improvement Program covers the management of all diagnostic imaging services. This encompasses collecting information from providers during assessment of imaging facilities and providing this information to the client, along with ongoing quality improvement information. Based on this information, the managed care organization will make credentialing and quality improvement decisions. In all of these areas, MEDICON acts as a non-delegated contractor.

PURPOSE

Progress toward quality improvement is documented through the use of quality products that rely on measurable data. These quality products are designed to measure satisfaction, network operation and clinical care.

OBJECTIVE

The objective of the Quality Improvement Program is to create proactive response to improvement by increasing the amount of information regarding the structure and process problems that may occur in diagnostic imaging networks.

SCOPE AND INTEGRATION

MEDICON's Quality Improvement Program is the foundation for using various data sources for analyzing quality of radiology services. The emphasis is placed on data and its transformation into information. Diverse clinical expertise is used to analyze data gathered from various sources in the conversion to information.

LOCAL IMAGING ADVISORY COUNCILS

ChoiceCare shall establish a Local Imaging Advisory Council which consists of both radiologists and non-radiologists from the local medical community. This group is responsible for the development of quality standards, oversees quality activities within their network, providing recommendations for program changes, and evaluation and integration of recommendations from the MEDICON National Imaging Advisory Council.

REPORTING

Quality reports contain measures of quality, access and satisfaction. Data from database sources are tabulated and abstracted into defined categories to target areas of concern. The summaries of these reports are available for review by ChoiceCare.


                                      A-8a

                                                                       SECTION 8

All medical information and/or records incident to Quality Improvement shall be considered confidential so as to comply with all applicable state, federal and local laws. MEDICON has the responsibility to protect the confidential nature of these records against loss, defacement, tampering and unauthorized use.

Medical information contained in the reports will be prohibited from general discussion and/or release to parties outside of MEDICON, except to ChoiceCare's Medical Directors and/or Representatives for QA/QI activities with the consent of the Member or Member's authorized representative. The Member's signed enrollment application form used by the client shall be deemed sufficient consent unless directed otherwise.

QUALITY PRODUCTS

Quality Improvement is documented through the following quality products that rely upon measurable data extracted from various databases. These reports identify targets for quality improvement activity. More detailed information regarding these products is available by request to MEDICON's Client Services department.

- - -   QUALITY IMPROVEMENT SUMMARY REPORT - MEDICAL INQUIRIES

      Complaints and concerns expressed by referring physicians, members and radiologists are addressed through a medical inquiry process that investigates, analyzes and reports on their nature and extent. The information is tracked in a database and reviewed for patterns and to assess the success of planned strategies for problem resolution.

- - -   MAMMOGRAPHY TRACKING REPORT

      MEDICON will provide Mammography Tracking Reports to ChoiceCare on a quarterly basis. These reports are designed to comply with HEDIS 2.5 Administrative Specifications for the Breast Cancer Screening (Mammography) Quality Performance Measure. ChoiceCare may use this information to identify strengths and weaknesses in breast cancer screening programs and to apply best practice principles to encourage appropriate breast cancer screening.

- - -   MAMMOGRAPHY NON-COMPLIANCE REPORT

      MEDICON may provide Mammography Non-Compliance Reports to ChoiceCare in accordance with the ChoiceCare client agreement. These reports measure the number of members within HEDIS 2.5 specified age groups that did not have a mammogram within the last two years. These reports are used to identify and educate primary care physicians with a high non-compliance rate.

- - -   ASSESSMENT RATING SYSTEM

      The goal of the assessment process is to provide a measurable evaluation by use of a rating system. The categories addressed include accessibility, radiation safety, staffing, and general office conditions. An overall office/facility rating is provided to the client. The scores identify areas for technical improvement. MEDICON Medical Assessment Specialists offer assistance to providers to educate and improve the provider's rating.


                                      A-8b

                                                                       SECTION 8

- - -   STRIDE REPORT

      The STRIDE Report focuses on the variability of the content, interpretation and communication style of radiology reports. The goal is to work towards standardization of radiology reports through education of network providers.

- - -   PREAUTHORIZATION/PRECERTIFICATION REPORT

      Data analyses of the precertification and exception authorization processes provide information concerning network operations and quality of services. The information may identify structure of process opportunities for improvement that may occur in a network.


                                      A-8c

                                                                       SECTION 9

OPERATIONS

REPORTING

Reports will be provided to ChoiceCare in accordance with this Agreement and specified in Exhibit B.

MAILINGS TO PROVIDERS

ChoiceCare will be responsible for the following mailings to providers, unless otherwise agreed to by MEDICON.

- - -    Announcement letters
- - -    General notifications (i.e. program changes)
- - -    Utilization Management reports

                                   EXHIBIT B
                  SERVICE STANDARDS AND REPORTING REQUIREMENTS

          PERFORMANCE MEASURES                              STANDARD                               REPORTING REQUIREMENTS *

Customer Service:
    RISK MEASURES
    abandonment rate                                     [less than] 3%
    average speed of answer                          [less than] 20 seconds
    % calls answered within 30 seconds                 [greater than] 70%
    REPORTING MEASURES                                                                        measured monthly, reported by the 15th
                                                                                              of the following month (form Exhibit
                                                                                              B1)
    abandonment rate (defined on
     Exhibit B2)                                        see standard above
    average speed of answer (defined on
     Exhibit B2)                                        see standard above
    % calls answered within 30 seconds
     (defined on Exhibit B2)                            see standard above
    initial call resolution rate
     (defined on Exhibit B2)                            [greater than] 95%
    Inquiry resolution (defined on
     Exhibit B2)                                  resolved within 7 business days
    quality monitoring scores (Exhibit
     B3)                                                [greater than] 36                      measured monthly, reported to Medicon
                                                                                               by the 15th of the following month.

    Hours of Call Center Operations           8:00am to 6:30pm Eastern Standard Time

- - ------------------------------------------------------------------------------------------------------------------------------------

Claims Payment
    RISK MEASURES
    Receipt to payable (all claims)        90% payable within 11 business days of receipt
                                           98% payable within 22 business days of receipt
                                           100% payable within 33 business days of receipt
    Financial Accuracy                                 [greater than] 99.5%
    REPORTING MEASURES                                                                        measured monthly, reported by the 15th
                                                                                              of the following month.
    Receipt to payable (defined on
     Exhibit B2)                                        see standard above
    Financial Accuracy (defined on
     Exhibit B2)                                        see standard above
    Receipt to paid (all claims)
    claims lag (Exhibit B4)
    claims inventory

- - ------------------------------------------------------------------------------------------------------------------------------------

Provider Satisfaction
    REPORTING MEASURES (TO BECOME A
     RISK MEASURE AFTER YEAR 1)
    Quarterly satisfaction rating
     measured through ChoiceCare's
     Provider Satisfaction and Office
     Staff Satisfaction Surveys.

- - ------------------------------------------------------------------------------------------------------------------------------------

* A penalty of $500 per day will be assessed for failure to meet reporting requirements.

                                   EXHIBIT B
                  SERVICE STANDARDS AND REPORTING REQUIREMENTS

PERFORMANCE MEASURES                       STANDARD                                           REPORTING REQUIREMENTS *
Assessment
    REPORTING MEASURES
    site surveys completed by Medicon
     within 30 days of ChoiceCare
     notifying Medicon of a new provider
     (when a site visit is required).                           100%                          measured quarterly, reported by the
                                                                                              45th day following the end of a
                                                                                              quarter.
    Quarterly status of assessments                                                           45th day following the end of the
                                                                                              quarter.
    Quarterly status of credentials of
     technicians                                                                              45th day following the end of the
                                                                                              quarter.

- - ------------------------------------------------------------------------------------------------------------------------------------

Financial:
    REPORTING MEASURES
    monthly financial summary of program                                                      15th of the following month
         separate totals for: fully and
          self insured product lines
    quarterly financial summary of
     program                                                                                  45th day following the end of the
                                                                                              quarter
         separate totals for:  fully and
          self insured product lines
          employer group specific
    quarterly corporate financials                                                            specified in Earmark agreement
    audited financial statements,
     management letter comments                                                               90 days following the end of the year
    Statement of Auditing Standards 70
     (SAS 70)                                                                                 obligation in the second year of this
                                                                                              Agreement

- - ------------------------------------------------------------------------------------------------------------------------------------

Utilization:
    REPORTING MEASURES                                                                        45th day following the end of the
                                                                                              quarter
    quarterly and trended total
     utilization / 1000 occurrences
    quarterly and trended mammography
     results
    quarterly and trended positivity
     and negativity results across all
     diag.
    See Exhibit A for reporting details

- - ------------------------------------------------------------------------------------------------------------------------------------

Quality of Care
    REPORTING MEASURES                                                                        45th day following the end of the
                                                                                              quarter
    Five physician education modules
     will be available initially.  1
     module will be implemented each
     quarter with ChoiceCare's approval.
    Retake rate data will be supplied
     with each quarterly educational
     module.
    Ten modules will be available by the
     end of contract year one.

- - ------------------------------------------------------------------------------------------------------------------------------------

* A penalty of $500 per day will be assessed for failure to meet reporting requirements.

                           CAPITATION REBATE SCHEDULE

      OPERATING MARGIN                                    MEDICON                CHOICECARE

      0 - 10.99%                    Contract               100%                      0%
                                    Hit                    100%                      0%
                                    Miss                    75%                     25%

      11.00% - 12.99%               Contract                50%                     50%
                                    Hit                     75%                     25%
                                    Miss                    25%                     75%

      13.00% - 19.99%               Contract                20%                     80%
                                    Hit                     40%                     60%
                                    Miss                     0%                    100%

    The following measures are considered crucial risk measures. Performance standards must be met for the following:

* Abandonment Rate
* Receipt to payable within 11 business days
* Financial Accuracy

One risk measure, not including the above, may be missed and still considered a "hit".

    If more than one risk measure, or any one of the above crucial measures, performance does not meet standard, Medicon will be obligated to pay ChoiceCare according to the "miss" percentage for the applicable operating margin.

Capitation rebates will be calculated on a six month average performance score.

            $500 / day penalty for failure to submit reports timely.

                                    EXHIBIT C

                                  COMPENSATION

            THE COMPENSATION EXHIBIT and its provisions are effective commencing on April 1, 1996 and will continue in effect through the term of this Agreement or as otherwise modified by mutual agreement of the parties.

SECTION 1   DEFINITIONS

            "1996 BASE FEE" means the set amount per member per month (pm/pm) that MEDICON shall receive on a monthly basis for the period April 1, 1996 to March 31, 1997.

            "CAPITATION PAYMENT" means the set amount per member per month (pm/pm) that MEDICON shall receive on a monthly basis during the term of this Agreement.
            - For the initial term of this Agreement, the Capitation Payment shall be the 1996 Base Fee.
            - Upon renewal, the Capitation Payment for the next contract year shall be the previous year's Effective Program Cost adjusted by any increase in the All- Items Consumer Price Index for the most recent calendar year, minus one (1) percentage point.

            "EFFECTIVE PROGRAM COST" means the Capitation Payment for the most recently completed contract year minus (i) the pm/pm equivalent of ChoiceCare's and any self-funded employers share of any Operating Margin for the corresponding contract year earned in accordance with the schedule set forth in Section 2.8 of this Exhibit C and (ii) the pm/pm equivalent of changes in the MLR which are the result of changes to the reimbursement terms in PRP contracts with ChoiceCare.

            "OPERATING MARGIN" means a surplus represented by subtracting the aggregate value of medical expenses paid by MEDICON in accordance with Exhibit A of this Agreement from the aggregate revenue paid by ChoiceCare to MEDICON in the form of Capitation Payments for the corresponding period.

SECTION 2   CAPITATION TERMS

            2.1 CAPITATION FEES. ChoiceCare will pay MEDICON a monthly Capitation Payment for services outlined in the Program Design.

            2.2 THE 1996 BASE FEE for each of the applicable ChoiceCare products is outlined below:

                 Product                                    Base Fee
                 -------                                    --------
                 Fully Insured PCAS                          $5.83
                 Fully Insured Select                        $5.83
                 Fully Insured NewHealth                     $5.83
                 Fully Insured Co-Choice                     $6.13
                 Self-Funded NewHealth                       $5.83
                 Self-Funded Co-Choice                       $6.13
                 Self-Funded Select                          $5.83
                 Self-Funded PCAS                            $5.83

            2.3  PAYMENTS TO PROVIDERS

                 MEDICON will pay the technical and/or professional component to PRP from a monthly Diagnostic Imaging Provider Account (DIPA). The amount in this account equals:

                           $3.50 x TOTAL ENROLLMENT

                 Total enrollment is the number of eligible Members at the beginning of each month. Solely for purpose of example, if April enrollment is 175,000 Members, the account for April equals $612,500.

                 Monthly payments from this account will be disbursed to PRPs according to each PRP's percentage of the total Intensity Adjusted Episodes of Care per month.

                 An Intensity Adjusted Episode of Care ("IAEOC") is defined as diagnostic imaging services for a particular patient for one condition over a sixty (60) day period indexed by an intensity adjustment factor based upon the types of studies performed.

                 Initially the DIPA account for a given month will be paid out as follows:

                    Month 1      40%           Month 4      .67%
                    Month 2      10%           Month 5      .67%
                    Month 3      48%           Month 6      .66%

                 Upon notification by ChoiceCare, the DIPA account for a given month will be paid out as follows:

                              Month                   Percentage Paid
                              -----                   ---------------
                                 1                         70%
                                 2                         90%
                                 3                         98%

                 By the end of month three, all DIPA dollars will be 98% disbursed. The remaining two percent (2%) shall be paid over the following three (3) months.

                 Monthly payment from the DIPA is made prior to and no later than the 15th of the month. There are two components to each DIPA payment. The first is based on an estimate for the previous month's IAEOC. The second is an adjustment based on the actual IAEOCs provided in the second preceding month. The first payment under this program shall be paid no later than the 15th of the month.

                 Presume a PRP had performed 500 studies during the month of April and the average Relative Value Units (RVU) per examination is 2.0. This PRP's resulting IAEOC would be 1,000. Further presume that the total IAEOC for all DIPA, or $6,125, subject to the pay-out schedule described above (i.e., 1,000/100,000 x $612,500).

                 Solely for the purposes of example, presume the April 1996 enrollment given above of 175,000 would result in a DIPA for the month of April of $612,500. The first pay-out of those funds will occur by May 15, 1996. Based on the above schedule, 70% of the $612,500 DIPA, or $428,750, will be available for pay-out in month one (May 15, 1996) to all PRPs. The June 15, 1996 payment will include an estimate for May 1996 and also an actual payment for April based upon information submitted by the PRPs to calculate each PRP's IAEOC. The June 15, 1996 total pay-out for DIPA PRPs for April will be an additional 20% of the $612,500 (i.e., $122,500) for a total disbursement of $551,250 of the April DIPA. The July 15, 1996 payment will bring the total payments to 98% of the April DIPA of $612,500 (i.e., $600,250), paid to each PRP proportionately based on the IAEOC.

                 MEDICON will guarantee during the life of the program that the PRPs will receive a Medicare Physicians Fee Schedule minimum guarantee as outlined in Exhibit D. This will be calculated as the sum of the DIPA, Co-pay, deductible and other supplemental payments in accordance with this Agreement to the equivalent of an effective aggregate payment per procedure. The guarantee will be reconciled quarterly and will be based on the sum of the activity during the quarter. Reconciliation payments will be made within 60 days following the close of a quarter and will be based on claims submitted within thirty (30) days of the close of a quarter.

                 A NewHealthSM Member may receive a mammogram from any ChoiceCare/MEDICON PRP. A NewHealthSM Member requiring an imaging examination other than a mammogram must go to a NewHealthSM Provider within the ChoiceCare/MEDICON Imaging Network, except for certain examinations covered by the NewHealthSM Centralized Policy currently in effect and as amended from time to time. Services performed for NewHealthSM Members by other than NewHealthSM Providers which are part of the ChoiceCare/MEDICON Imaging Network, will not be counted as

                 Episodes of Care nor will the RVU for such studies be counted in calculating the RVU adjustment factor.

            2.4  MAMMOGRAPHY RESERVE

                 The Capitation Payment includes forty-seven cents ($0.47) per member per month, established as the Mammography Reserve, which is to be paid out according to the Program Design. The subsequent year's Mammography Reserve Capitation Payment will be adjusted, upward or downward, based on the claims experience of mammography for the period of April 1 to December 31 of the current contract year. The adjustment to the Mammography Reserve Capitation Payment must be calculated by MEDICON and agreed upon by ChoiceCare, no later than March 31 of the current contract year. The adjustment will be effective April 1 of the subsequent contract year. In no event will a retrospective adjustment be applied.

                 If, upon termination of this Agreement, there is an excess in the Mammography Reserve, such excess shall be returned to ChoiceCare in full, no later than 45 days after the date the last ChoiceCare claim is paid by MEDICON, not to exceed 180 days from the termination date. If, upon termination of this Agreement, there is a deficit in the Mammography Reserve, such deficit shall be funded by ChoiceCare with funds in addition to any Capitation Payments due to MEDICON under this Agreement, no later than forty-five (45) days after the date the last ChoiceCare claim is paid by MEDICON, not to exceed 180 days from the termination date.

            2.5  LOCAL MEDICAL DIRECTOR

                 MEDICON will provide medical director support to the local Imaging Advisory Council. This medical director will not necessarily be a local medical director, but a MEDICON employee or consultant who may have responsibility for service areas other than just Cincinnati. This medical director is not intended to be an employee or contractor of ChoiceCare. ChoiceCare may, in its sole discretion, appoint a medical director to support the local Imaging Advisory Council.

                 The local medical director provided for under Section 2.12 of the prior agreement between ChoiceCare and MEDICON ("the 1995 Agreement") will not be a part of this Agreement, except to the extent that monthly payments continue to be required to be made to the local medical director under the March 8, 1994 consulting agreement for imaging medical director services (the "Medical Director Agreement"). Such payments to the local medical director under the Medical Director Agreement shall continue to be the financial responsibility of MEDICON.

                 Upon the termination of the local medical director, the monthly fee due MEDICON will be adjusted down by one-half of the amount of the monthly fee which would have been paid to the medical director under the Medical Director Agreement and the 1995 Agreement.

            2.6  PROGRAM DESIGN CHANGES

                 Upon the mutual agreement of the parties to Program Design changes which affect costs under this Agreement, the Capitation Payment shall be adjusted by a mutually agreed upon amount to reflect the financial impact of such changes, effective as of the date of the Program Design change.

            2.7  RENEWAL

                 Upon renewal, the Capitation Payment for the next contract year shall be the previous year's Effective Program Cost adjusted by any increase in the All-Items Consumer Price Index for the most recent calendar year, minus one (1) percentage point. The Capitation Payment shall be calculated as close to the beginning of the recent contract year as possible, but in any event no later than within sixty (60) days after the end of the contract year.

            2.8  SHARING OF OPERATING MARGIN: UTILIZATION SETTLEMENT

                 Within a pre-negotiated time frame after the end of each contract year, MEDICON will provide ChoiceCare a report which shows the average medical loss ratio (MLR) for Health Plans for that contract year for both self-funded business, detailed by employer group, and prepaid business. The 1996 Base Fee anticipates a MLR of 93% after MEDICON meets all requirements and obligations to PRPs. Should the MLR increase, ChoiceCare shall not be obligated to provide any additional funds to MEDICON. Should the MLR decrease, a settlement shall occur whereby MEDICON shall refund to ChoiceCare a certain percentage of the additional Operating Margin according to the following schedule:

                 Percentage of Additional
                 Operating Margin

                 Operating Margin      MLR            MEDICON    ChoiceCare
                 ----------------      ---            -------    ----------
                  0.00% -  10.99%   89.01% - 100.00%    100%          0%
                 11.00% -  12.99%   87.01% -  89.00%     50%         50%
                 13.00% -  19.99%   80.01% -  87.00%     20%         80%
                 20.00% - 100.00%    0.00% -  80.00%      0%        100%

                 The percentage of additional operating margin is subject to the incentive sharing arrangements in the Service Standards and Reporting Requirements.

                 This provision does not affect the parties obligations under any prior agreement between them.

                 This provision considers only those reductions in the MLR which are the result of utilization-driven reductions, and not any change in the MLR which is the result of changes to the PRP contracts with ChoiceCare. The entire amount of changes which are the result of changes to the PRP contracts with ChoiceCare (whether favorable or unfavorable) shall accrue directly to ChoiceCare and such amount shall also be deducted from or added to the Capitation Payment when calculating that year's Effective Program Costs.

                                    EXHIBIT D

                         HOSPITAL CONTRACTUAL GUARANTEES

In accordance with Section 2.3 of Exhibit C, MEDICON will guarantee that, during the term of this Agreement, PRPs will receive a minimum level of reimbursement reflecting the percentages of the then current Medicare Physicians Fee Schedule, which is Geographic Practice Cost Indices (GPCI) for Cincinnati, Louisville, and Lexington combined, as shown below. If the current Medicare fee schedule is unfavorable when compared to the corresponding fee schedules for 1993, the higher of the 1993 fee schedule will be used.

The following list of PRPs is complete as of the date of the execution of this Agreement. The guarantee levels noted below may be adjusted upward or downward at ChoiceCare's discretion subject to the ability to negotiate such adjustments with PRPs. Any such changes would prompt a re-negotiation of the Capitation Payment payable by ChoiceCare to MEDICON so that the effects of the revised guarantees (whether favorable or unfavorable) accrue to ChoiceCare directly.

Additionally, PRPs may be added or deleted at ChoiceCare's discretion, subject to the provisions of Section 2.2 of the Agreement. Such additions or deletions shall prompt renegotiation of the Capitation Payment, but only to the extent the added PRP's guarantee level exceeds the greatest maximum listed below or is less than the lowest minimum listed below, so that the effects of the revised guarantees (favorable or unfavorable) accrue to ChoiceCare directly.

PROVIDER                           MINIMUM                  MAXIMUM (in %)
- - --------                           -------                  --------------
Anderson Radiology                   140                          140

Bethesda North                       140                          160

Bethesda Oak                         140                          160

Bethesda Oak X-Ray                   130                          150

CINHIO Diagnostic Imaging            130                          150

Clermont Mercy Hospital              140                          160

Clinton Memorial Hospital            140                          160

Clinton Radiology                    130                          150

Dearborn County Hospital             140                          160

Diagnostic Radiology (Clermont)      140                          140

Diagnostic Radiology (5-Mile)        150                          150

Fort Hamilton Hughes                 140                          160

Good Samaritan Hospital             NONE                         NONE

Hamilton Radiology                   130                          160

Kentucky Diagnostic Services         130                          150

Mercy Anderson Hospital              140                          160

Mercy Fairfield Hospital             140                          160

Middletown Radiologic Associates     140                          140

Middletown Regional Hospital         140                          160

N. Ray Baumgartner                   140                          160

Northern Hills MRI, Inc.             130                          150

Queen City Radiologists, Inc.        130                          150

Radiology Associates of N. Kentucky  130                          150

St. Elizabeth Grant County           140                          160

St. Elizabeth Medical Center         140                          160

St. Lukes Hospital - East            140                          160

St. Lukes Hospital - West            140                          160

Wellington Diagnostic Services       130                          150

Western Hills Imaging                130                          150

Western Hills Radiology, Inc.        130                          150